EXHIBIT 4.1

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                                CREDIT AGREEMENT

                                      among

                           SPECIALTY RETAILERS, INC.,
                                   as Borrower

                               STAGE STORES, INC.,
                                  as Guarantor

                             THE BANKS NAMED HEREIN,

                                       and

                           CREDIT SUISSE FIRST BOSTON,
     as Administrative Agent, Collateral Agent, Swingline Bank, and L/C Bank

                            Dated as of June 17, 1997

                                  $200,000,000

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                                TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS .....................................................1
        Section 1.1  Definitions.............................................1

SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES ..........................23
        Section 2.1  Expansion Loans........................................23
        Section 2.2  Revolving Loans and Swingline Loans....................24
        Section 2.3  Notice of Borrowing....................................25
        Section 2.4  Disbursement of Funds..................................25
        Section 2.5  Evidence of Indebtedness; Notes........................26
        Section 2.6  Interest...............................................27
        Section 2.7  Interest Periods.......................................28
        Section 2.8  Minimum Amount of Eurodollar Loans.....................28
        Section 2.9  Conversion or Continuation.............................28
        Section 2.10  Voluntary and Mandatory Reductions of Commitments
                       and Swingline Loan Commitment........................28
        Section 2.11  Voluntary Prepayments.................................29
        Section 2.12  Mandatory Prepayments.................................29
        Section 2.13  Application of Prepayments............................30
        Section 2.14  Method and Place of Payment...........................31
        Section 2.15  Fees..................................................31
        Section 2.16  Interest Rate Unascertainable, Increased
                       Costs, Illegality....................................31
        Section 2.17  Funding Losses........................................33
        Section 2.18  Increased Capital.....................................33
        Section 2.19  Taxes.................................................34
        Section 2.20  Action of Affected Banks and Swingline Bank...........35
        Section 2.21  Use of Proceeds.......................................35

        Section 2.22  Letters of Credit.....................................35
        Section 2.23  Notice of Issuance; Agreement to Issue................36
        Section 2.24  Payment of Amounts Drawn Under Letters of Credit......37
        Section 2.25  Payment by Banks......................................38
        Section 2.26  Compensation..........................................38
        Section 2.27  Additional Payments; Illegality.......................39
        Section 2.28  Obligations Absolute..................................39
        Section 2.29  Indemnification; Nature of L/C Banks' Duties..........40
        Section 2.30  Increase of Total Revolving Loan Commitment...........41
        Section 2.31  Borrowing Subsidiaries................................41

SECTION 3.  CONDITIONS PRECEDENT ...........................................41
        Section 3.1  Conditions Precedent to Initial Loans..................41
        Section 3.2  Conditions Precedent to All Loans......................45

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................47
        Section 4.1  Corporate Status.......................................47
        Section 4.2  Corporate Power and Authority..........................47
        Section 4.3  No Violation...........................................47
        Section 4.4  Litigation.............................................47

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                                                                           PAGE
                                                                           ----
        Section 4.5  Financial Statements; Financial Condition; etc.........48
        Section 4.6  Solvency...............................................48
        Section 4.7  Projections............................................48
        Section 4.8  Material Adverse Change................................48
        Section 4.9  Use of Proceeds; Margin Regulations....................48
        Section 4.10  Governmental Approvals................................48
        Section 4.11  Security Interests and Liens..........................48
        Section 4.12  Tax Returns and Payments..............................48
        Section 4.13  ERISA.................................................49
        Section 4.14  Investment Company Act; Public Utility
                       Holding Company Act..................................49
        Section 4.15  Representations and Warranties in
                       Transaction Documents................................49
        Section 4.16  True and Complete Disclosure..........................49
        Section 4.17  Corporate Structure; Capitalization...................49
        Section 4.18  Environmental Matters.................................50
        Section 4.19  Insurance.............................................50
        Section 4.20  Patents, Trademarks, etc..............................51
        Section 4.21  Ownership of Property.................................51
        Section 4.22  No Default............................................51
        Section 4.23  Licenses, etc.........................................51
        Section 4.24  Compliance With Law...................................51
        Section 4.25  No Burdensome Restrictions............................51
        Section 4.26  Labor Matters.........................................51

SECTION 5.  AFFIRMATIVE COVENANTS...........................................52
        Section 5.1  Information Covenants..................................52
        Section 5.2  Books, Records and Inspections.........................55
        Section 5.3  Maintenance of Insurance...............................55
        Section 5.4  Taxes..................................................55
        Section 5.5  Corporate Franchises...................................55
        Section 5.6  Compliance with Law....................................56
        Section 5.7  Performance of Obligations.............................56
        Section 5.8  Maintenance of Properties..............................56
        Section 5.9  Further Assurances.....................................56
        Section 5.10  Required Appraisals...................................57
        Section 5.11  Receivables Program Refinancings......................57

SECTION 6.  NEGATIVE COVENANTS..............................................57
        Section 6.1  Financial Covenants....................................57
        Section 6.2  Indebtedness...........................................59
        Section 6.3  Liens..................................................60
        Section 6.4  Restriction on Fundamental Changes.....................61
        Section 6.5  Sale of Assets.........................................61
        Section 6.6  Contingent Obligations.................................62
        Section 6.7  Dividends..............................................62
        Section 6.8  Advances, Investments and Loans........................62
        Section 6.9  Transactions with Affiliates...........................63
        Section 6.10  Limitation on Voluntary Payments and Modifications
                       of Certain Documents.................................63
        Section 6.11  Changes in Business...................................64

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        Section 6.12  Certain Restrictions..................................64
        Section 6.13  Sales and Leasebacks..................................64
        Section 6.14  Plans.................................................64
        Section 6.15  Limitation on Dispositions of Subsidiary Stock........64
        Section 6.16  Fiscal Year; Fiscal Quarter...........................64

SECTION 7.  EVENTS OF DEFAULT...............................................65
        Section 7.1  Events of Default......................................65
        Section 7.2  Rights and Remedies....................................67

SECTION 8.  THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT...................67
        Section 8.1  Appointment............................................67
        Section 8.2  Delegation of Duties...................................68
        Section 8.3  Exculpatory Provisions.................................68
        Section 8.4  Reliance by Agent......................................68
        Section 8.5  Notice of Default......................................68
        Section 8.6  Non-Reliance on Agent and Other Banks..................69
        Section 8.7  Indemnification........................................69
        Section 8.8  Agent in its Individual Capacity.......................69
        Section 8.9  Successor Agent........................................70

SECTION 9.  MISCELLANEOUS...................................................70
        Section 9.1   Payment of Expenses, Indemnity, etc...................70
        Section 9.2   Right of Setoff.......................................71
        Section 9.3   Notices...............................................71
        Section 9.4   Successors and Assigns; Participation; Assignments....72
        Section 9.5   Amendments and Waivers................................73
        Section 9.6   No Waiver; Remedies Cumulative........................74
        Section 9.7   Sharing of Payments...................................74
        Section 9.8   Governing Law; Submission to Jurisdiction.............74
        Section 9.9   Counterparts..........................................75
        Section 9.10  Effectiveness.........................................75
        Section 9.11  Headings Descriptive..................................75
        Section 9.12  Marshalling; Recapture................................75
        Section 9.13  Severability..........................................75
        Section 9.14  Survival..............................................75
        Section 9.15  Domicile of Loans.....................................76
        Section 9.16  Limitation of Liability...............................76
        Section 9.17  Calculations; Computations............................76
        Section 9.18  Waiver of Trial by Jury...............................76
        Section 9.19  Nature of Borrowers' Obligations......................76

SECTION 10.  PARENT GUARANTY................................................78
        Section 10.1  The Parent Guaranty...................................78
        Section 10.2  Bankruptcy............................................78
        Section 10.3  Nature of Liability...................................78
        Section 10.4  Independent Obligation................................78
        Section 10.5  Authorization.........................................79
        Section 10.6  Reliance..............................................79

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                                                                           PAGE
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        Section 10.7  Subordination.........................................79
        Section 10.8  Waiver................................................80
        Section 10.9  Maximum Liability.....................................80

Annex 1          --  Banks and Commitments
Schedule I       --  Guarantors
Schedule II      --  Mortgaged Properties
Schedule III     --  Receivables Program Documents
Schedule IV      --  Refinanced Debt
Schedule V       --  Existing Letters of Credit
Schedule 4.8     --  Events Having Material Adverse Change
Schedule 4.10    --  Governmental Approvals
Schedule 4.13    --  ERISA Plans
Schedule 4.17    --  Subsidiaries; Capital Stock
Schedule 4.18    --  Environmental Matters
Schedule 4.19    --  Insurance
Schedule 4.21    --  Real Property
Schedule 4.26    --  Labor Matters
Schedule 6.2     --  Existing Indebtedness
Schedule 6.3     --  Existing Liens
Schedule 6.6     --  Existing Contingent Obligations
Schedule 6.9     --  Affiliate Transactions

Exhibit A        --  Form of Notice of Borrowing
Exhibit B        --  Form of Expansion Note
Exhibit C        --  Form of Revolving Note
Exhibit D        --  Form of Swingline Note
Exhibit E-1      --  Form of Notice of Conversion
Exhibit E-2      --  Form of Notice of Continuation
Exhibit F        --  Form of Letter of Credit Request
Exhibit G        --  Form of Security Agreement
Exhibit H        --  Form of Pledge Agreement
Exhibit I        --  Form of Mortgage
Exhibit J        --  Form of Subsidiary Guaranty
Exhibit K-1      --  Form of Legal Opinion of Kirkland & Ellis, Counsel
                       to Loan Parties
Exhibit K-2      --  Form of Legal Opinion of Local Counsel to the Loan Parties
Exhibit L        --  Form of Compliance Certificate
Exhibit M        --  Form of Excess Cash Flow Certificate
Exhibit N        --  Form of Transfer Supplement
Exhibit O        --  Form of Commitment Increase Supplement
Exhibit P        --  Form of Division Sales Analysis
Exhibit Q        --  Form of Assumption Agreement
Exhibit R        --  Form of Intercompany Note
Exhibit S        --  Form of Solvency Certificate

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            CREDIT AGREEMENT, dated as of June 16, 1997, among SPECIALTY
RETAILERS, INC., a Texas corporation (the "Borrower"), STAGE STORES, INC., a Delaware corporation (the "Parent"), the Banks (such term and each other capitalized term used herein having the meaning assigned to such term in Section
1), CREDIT SUISSE FIRST BOSTON, as Swingline Bank (the "Swingline Bank"), and CREDIT SUISSE FIRST BOSTON, acting in its capacity as agent for the Banks (in such capacity, the "Administrative Agent") and in its capacity as collateral agent for the Banks (in such capacity, the "Collateral Agent").

            The Borrower has requested that the Banks extend credit to the Borrower to enable the Borrower (i) to borrow on a reducing revolver basis the Expansion Loans in an aggregate principal amount not to exceed $100,000,000,
(ii) to borrow on a revolving basis Revolving Loans in an aggregate principal amount at any time outstanding not to exceed $100,000,000 on the Closing Date and up to $125,000,000 in the event the Total Revolving Loan Commitment is increased pursuant to Section 2.30, (iii) to borrow on a revolving basis Swingline Loans in an aggregate principal amount at any time not to exceed the Swingline Loan Commitment and (iv) to have issued for its account Letters of Credit in a stated amount not to exceed at any time outstanding $50,000,000; provided that the aggregate outstanding amount of Revolving Loans, Swingline Loans and Letter of Credit Outstandings shall not at any time exceed $100,000,000 on the Closing Date and up to $125,000,000 in the event the Total Revolving Loan Commitment is increased pursuant to Section 2.30.

            The proceeds of the Expansion Loans will be used together with the proceeds of the Senior Notes and Senior Subordinated Notes (a) to finance up to $75 million of the purchase price of the Acquisition, (b) to pay the related fees and expenses incurred in connection therewith, and (c) for Permitted Acquisitions and other general corporate purposes of the Borrower. The proceeds of the Revolving Loans will be used for working capital and for general corporate purposes (including the purchase of C.R. Anthony Company receivables).

            Accordingly, the Borrower, the Parent, the Banks, the L/C Banks, the Swingline Bank, the Administrative Agent and the Collateral Agent hereby agree as follows:

SECTION 1.  DEFINITIONS.

            SECTION 1.1 DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

            "Acquisition" shall mean the consummation by the Borrower of the purchase of C.R. Anthony Company and the other transactions contemplated by the Acquisition Documents.

            "Acquisition Documents" shall mean the Merger Agreement and all agreements and instruments executed and delivered in connection therewith.

            "Administrative Agent" shall mean Credit Suisse First Boston acting in its capacity as administrative agent for the Banks and any successor agent appointed in accordance with Section 8.9.

            "Adjusted Leverage Ratio" shall mean on any day the ratio on such day of (i) Consolidated Total Debt on such day determined on a Pro Forma Basis to (ii) Consolidated Adjusted EBITDA for the four consecutive quarters of the Parent (taken as one accounting period) most recently ended.

            "Administrative Agent's Office" shall mean the office of the Administrative Agent located at Eleven Madison Avenue, New York, New York,
10010, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
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            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall have the meaning provided in Section 8.1.

            "Agreement" shall mean this Credit Agreement as the same may from time to time hereafter be modified, supplemented, restated, or amended.

            "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election exercised with respect to an Eligible Asset Sale, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Eligible Asset Sale that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

            "Asset Sale" shall mean the sale, transfer or other disposition (whether voluntary or involuntary) by the Parent or any of its Subsidiaries (including, without limitation, by way of the damage, destruction or condemnation thereof) to any Person other than any Loan Party of (a) any capital stock of any Subsidiary of the Parent or any of its Subsidiaries; (b) substantially all the assets of any geographic or other division or line of business of the Parent or any of its Subsidiaries; or (c) any other asset or assets (excluding inventory and other assets purchased for sale to others in the ordinary course of business and sales of Receivables pursuant to the Receivables Program) of the Parent or any of its Subsidiaries, PROVIDED that (i) any asset sale included in clause (c) above shall be deemed not to be an "Asset Sale" until the aggregate amount of all such sales after the Closing Date by the Parent and its Subsidiaries, taken together, that have not previously become Asset Sales under this Agreement equals or exceeds $1,000,000, (ii) any asset sale or series of related asset sales described in clause (c) above having a value less than $100,000 shall not be deemed an "Asset Sale" for purposes of this Agreement and (iii) any sale of (x) the aircraft owned by the Borrower, (y) any asset sale or series of asset sales related to the sale of the C.R. Anthony Company corporate headquarters building located in Oklahoma City, Oklahoma or the sale of equipment located at the C.R. Anthony Company distribution center located in Oklahoma City, Oklahoma and (z) the sale of not more than five leasehold interests per year relating to stores closed in the ordinary course of business (so long as the value of each such leasehold interest does not exceed $500,000), shall be deemed not to be an "Asset Sale" hereunder.

            "Authorized Officer" shall mean with respect to any Person such Person's Chairman, President or Principal Financial Officer.

            "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes, together with all rules promulgated in connection therewith.

            "Banks" shall mean the Persons listed on Annex 1 hereto and the Persons which from time to time become a party hereto in accordance with Section 9.4(c).

            "Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the

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inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

            "Base Rate Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Base Rate. Each Swingline Loan shall be maintained only as a Base Rate Loan.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrower's Share of Excess Cash Flow" shall mean the amount of Excess Cash Flow, determined on a cumulative basis from February 2, 1997 through the last day of the fiscal year most recently ended prior to the date of determination, that is not required to be applied to the prepayment of the Loans and Swingline Loans pursuant to Section 2.12(c) MINUS the amount thereof previously applied to make additional Capital Expenditures pursuant to Section 6.1(d).

            "Borrowing" shall mean the incurrence of (x) one Type of Loan of one Facility from all the Banks on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period or (y) a Swingline Loan from the Swingline Bank.

            "Borrowing Subsidiary" means any wholly-owned Subsidiary of the Parent (other than the Borrower and its Subsidiaries) so designated by the Parent and the Borrower pursuant to Section 2.31.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the London Interbank Eurodollar market.

            "Capital Expenditures" shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, including the portion of Capital Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Parent and its Subsidiaries) by the Parent and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Parent and its Subsidiaries.

            "Capital Lease" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Parent and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

            "Capital Lease Obligations" shall mean all obligations of the Parent and its Subsidiaries under or in respect of Capital Leases.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 365 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities

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of not more than 365 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Bank or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's or at least P-1 or the equivalent thereof by Moody's and in each case maturing within 270 days after the date of acquisition.

            "Change of Control" shall mean (a) the Parent shall cease to own, beneficially and of record, 100% of the outstanding capital stock of the Borrower, (b) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 35% or more of the outstanding shares of any class of outstanding common stock of the Parent, (c) Continuing Directors shall cease to constitute a majority of the board of directors of the Parent. "Continuing Director" shall mean at any date a member of the Parent's board of directors who was either a member of such board on the Closing Date or was nominated for election to such board by at least two-thirds of the Continuing Directors then in office or (d) a "Change of Control" as defined in either the Senior Note Indenture or the Senior Subordinated Note Indenture.

            "Cleanup" shall mean all actions required to: (a) cleanup, remove, treat or remediate Materials of Environmental Concern in the indoor or outdoor environment, (b) prevent the Release of Materials of Environmental Concern so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform pre-remedial studies and investigations and post-remedial monitoring and care, or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Materials of Environmental Concern in the indoor or outdoor environment.

            "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 have been satisfied.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations promulgated in connection therewith.

            "Collateral" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Collateral Agent under any of the Security Documents and shall also include the Mortgaged Properties.

            "Collateral Agent" shall mean Credit Suisse First Boston acting in its capacity as collateral agent for the Secured Creditors under the Security Documents and any successor collateral agent appointed in accordance with
Section 8.9.

            "Commitment" shall mean, for each Bank at any given time, the sum of such Bank's Expansion Loan Commitment and its Revolving Loan Commitment.

            "Commitment Fee" shall have the meaning set forth in Section
2.15(b).

            "Compliance Certificate" shall mean a certificate of the Principal Financial Officer of the Borrower in the form of Exhibit L hereto and delivered pursuant to Section 5.1(f) hereto.

            "Consolidated Adjusted EBITDA" shall mean, for any period, the Consolidated EBITDA for such period determined on a Pro Forma Basis.

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            "Consolidated Cash Interest Expense" shall mean, for any period,
Consolidated Interest Expense for such period MINUS the amount of such Consolidated Interest Expense not paid or payable in cash.

            "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash and Cash Equivalents) of the Parent and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Current Liabilities" shall mean, at any time, the current liabilities (other than the current portion of all long-term Indebtedness) of the Parent and its Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

            "Consolidated EBITDA" shall mean, for any period, the sum, without duplication, of (i) Consolidated Net Income for such period PLUS (ii) Consolidated Interest Expense for such period PLUS (iii) federal and state income taxes deducted in calculating Consolidated Net Income for such period, PLUS (iv) to the extent deducted in the calculation of Consolidated Net Income for such period, depreciation and amortization expense, all determined on a consolidated basis for the Parent and its Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charges" shall mean, without duplication, for any period, the sum of (i) all Consolidated Interest Expense for such period, PLUS (ii) scheduled payments due in the next succeeding four quarters for principal of the Expansion Loans and other Indebtedness (including the principal component of Capital Leases but excluding amounts due on the Final Maturity
Date), PLUS (iii) Consolidated Rental Expense PLUS (iv) all federal and state income taxes paid or payable in cash during such period, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" shall mean, for any fiscal period of the Parent, the total interest expense (including, without limitation, interest expense attributable to Capital Leases in accordance with GAAP) of the Parent and its Subsidiaries for such period, MINUS all interest earnings received by the Parent and its Subsidiaries in cash during such period, in each case determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" for any period, means the net income (or loss) of the Parent and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in accordance with GAAP provided that there shall be excluded (a) the income (or loss) of any Person in which any other Person (other than the Borrower or any of its wholly owned Subsidiaries or any directors holding qualifying shares) has a joint interest, except to the extent of the amount of divi dends or other distributions actually paid to the Borrower or any of its wholly owned Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (d) any after tax gains or losses attributable to Asset Sales and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net non-cash extraordinary losses.

            "Consolidated Net Tangible Assets" shall mean, at any particular time, the aggregate amount of all assets (less applicable reserves and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt issue costs (to the extent included in said aggregate amount of assets) and other like intangibles, as set forth on the most recent consolidated balance sheet of the Parent and its Subsidiaries and computed in accordance with GAAP. "Consolidated Rental Expense" shall mean for any period all rents accrued during such period under operating leases under which the Parent or any of its Subsidiaries is the lessee, as determined on a consolidated basis in accordance with GAAP.

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
            "Consolidated Rental Expense" shall mean for any period all rents accrued during such period under operating leases under which the parent or any of its Subsidiaries is the lessee, as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Total Debt" shall mean, at any time, all Indebtedness of the Parent and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Total Senior Debt" shall mean, at any time, all Indebtedness of the Parent and its Subsidiaries other than the Senior Subordinated Notes and Indebtedness which by its terms is expressly subordinated to the Obligations and all other senior obligations of the Parent and its Subsidiaries.

            "Consolidated Working Capital" shall mean at any time an amount equal to Consolidated Current Assets minus Consolidated Current Liabilities at such time.

            "Contingent Obligation" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such Primary Obligation or (y) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (iv) otherwise to assure or hold harmless the owner of such Primary Obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Event" shall have the meaning provided in Section 3.2.

            "Credit Exposure" shall have the meaning provided in Section 9.4(b).

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning provided in Section 2.6(c).

            "Dividends" shall have the meaning provided in Section 6.7.

            "Domestic Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex 1, or such other office designated by such Bank from time to time by written notice to the Administrative Agent and the Borrower.

            "Eligible Asset Sale" shall mean any Asset Sale, the Net Cash Proceeds of which shall not exceed 5% of Consolidated Net Tangible Assets at the time of such sale in the case of any individual Asset Sale or 10% of Consolidated Net Tangible Assets in the aggregate for all such Asset Sales.

            "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

            "Environmental Approvals" shall mean any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

            "Environmental Claim" shall mean, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

            "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

            "Equity Issuance" shall mean any issuance or sale by the Parent or any of its Subsidiaries of any shares of capital stock or other equity securities of such Person, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, other than (a) sales or issuances to the Parent or any of its wholly owned Subsidiaries and (b) sales or issuances of common stock or options to manage ment or employees of the Parent or any of its Subsidiaries under any employee stock option or stock purchase plan or plan established pursuant to Section 401(k) of the Code in existence from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated in connection therewith. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Controlled Group" means a group consisting of any ERISA Person and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control with such Person that, together with such Person, are treated as a single employer under regulations of the PBGC.

            "ERISA Person" shall have the meaning set forth in Section 3(9) of ERISA for the term "person."

            "ERISA Plan" means any Plan that (i) is a Multiemployer Plan or (ii) has Unfunded Benefit Liabilities in excess of $500,000.

            "Eurodollar Lending Office" shall mean, as to any Bank, the office of such Bank designated as such on Annex 1, or such other office designated by such Bank from time to time by written notice to the Administrative Agent and the Borrower.

            "Eurodollar Loans" shall mean Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

            "Eurodollar Rate" shall mean, for any Interest Period for each Eurodollar Loan, an interest rate per annum equal to the rate determined by the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by any services selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to the relevant Interest Period; PROVIDED that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period for such Interest Period.

            "Event of Default" shall have the meaning provided in Section 7.

            "Excess Cash Flow" shall mean, with respect to any fiscal period of the Borrower, an amount equal to (i) Consolidated Net Income for such fiscal period, PLUS (ii) depreciation and amortization expense to the extent deducted in determining Consolidated Net Income for such fiscal period, PLUS (iii) Consolidated Interest Expense (other than Consolidated Cash Interest Expense) during such fiscal period, PLUS (or MINUS) (iv) any increase (or decrease) in deferred taxes during such fiscal period, PLUS (or MINUS) (v) decreases (or increases) in Consolidated Working Capital from the last day of the preceding fiscal period to the last day of such fiscal period (excluding, however, decreases in Consolidated Working Capital to the extent such decreases are attributable to Asset Sales), MINUS (vi) the aggregate amount paid or payable in cash by the Borrower and its Subsidiaries during such fiscal period for Capital Expenditures permitted pursuant to Section 6.1(d) (except to the extent financed with Capital Leases, the proceeds of purchase money Indebtedness, insurance proceeds, Retained Equity Proceeds or the Borrower's Share of Excess Cash Flow and except to the extent already deducted in the calculation of Excess Cash Flow for any prior period), MINUS (vii) all scheduled principal repayments and voluntary prepayments of the Loans made during such fiscal period, but only to the extent accompanied by a permanent reduction in the Expansion Loan Commitment or Revolving Loan Commitment, as the case may be, MINUS (viii) all regularly scheduled principal payments made during such fiscal period in respect of other Indebtedness to the extent such Indebtedness and payments are permitted to be incurred and made hereunder MINUS (ix) the aggregate amount actually paid in cash by the Parent and its Subsidiaries for Permitted Acquisitions (except to the extent financed with the proceeds of any Indebtedness, including the Loans, or any Equity Issuance).

            "Excess Cash Flow Certificate" shall mean a certificate of the Principal Financial Officer of the Borrower in the form of Exhibit M hereto and delivered pursuant to Section 5.1(f) hereof.

            "Existing Credit Agreement" shall mean the collective reference to the two Amended and Restated Revolving Credit Agreements, each dated January 31, 1997, by and among Specialty Retailers, Inc., Palais Royal, Inc., The First National Bank of Boston and the other lending institutions party thereto and The First National Bank of Boston, as Agent.

            "Existing Notes" shall mean the Existing Senior Notes and the Existing Senior Subordinated Notes.

            "Existing Senior Notes" shall mean the Borrower's 10% Senior Notes due 2000.

            "Existing Senior Subordinated Notes" shall mean the Borrower's Series B and Series D 11% Senior Subordinated Notes due 2003.

            "Expansion Loan" shall have the meaning provided in Section 2.1.

            "Expansion Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name in Annex 1 hereto under the heading "Expansion Loan Commitment", as the same may be reduced from time to time pursuant to Section 2.1(a), 2.10 or 9.4(c).

            "Expansion Note" shall have the meaning provided in Section 2.5(b).

            "Facility" shall mean either the Expansion Loans or the Revolving Loans.

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

            "Fees" shall mean all fees and other amounts payable pursuant to the Loan Documents including, without limitation, the fees payable pursuant to Sections 2.15 and 2.26.

            "Fee Letter" shall mean the letter between the Borrower and Credit Suisse First Boston relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby.

            "Final Maturity Date" shall mean June 14, 2002.

            "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in Section 4.5.

            "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Collateral Agent, the L/C Banks and the Banks to the extent such party constitutes a Secured Creditor under the Security Documents.

            "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower or any Borrowing Subsidiary to each Bank, and Loans made, under this Agreement and all reimbursement obligations with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provision, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Borrower or any Borrowing Subsidiary to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Document and the due performance and compliance with all the terms, conditions and agreements contained in the Loan Documents by the Borrower or any Borrowing Subsidiary and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of each Guarantor owing under the Parent Guaranty or the Subsidiary Guaranty.

            "Guarantor" shall mean the Parent and each Material Subsidiary of the Borrower or the Parent specified on Schedule I hereto and any Material Subsidiary of the Borrower or the Parent which shall have executed and delivered a Subsidiary Guaranty pursuant to Section 5.9(c) hereof, other than the Receivables Subsidiary.

            "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade payables on terms of 90 days or less incurred in the ordinary course of business of such Person), (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the principal component of all Capital Lease Obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, (vii) all net payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements and (viii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender thereunder upon a default are limited to repossession or sale of such property) .

            "Intercompany Note" shall mean a promissory note issued by the Parent to the Borrower substantially in the form of Exhibit R hereto evidencing the loans, if any, made by the Borrower to the Parent pursuant to Section 6.8
(b)(ii) hereof.

            "Interest Period" shall mean with respect to any Eurodollar Loan:

                        (i) initially, the period commencing on the borrowing or
            conversion date, as the case may be, with respect to such Eurodollar Loan and ending on the numerically corresponding calendar day in the calendar month that is one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing, Notice of Conversion or Notice of Continuation, as the case may be, given with respect thereto; and

                        (ii) thereafter, each period commencing on the last day
            of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                        (A) if any Interest Period pertaining to a Eurodollar
            Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                        (B) no Interest Period in respect of Expansion Loans
            shall extend beyond any date upon which a scheduled reduction of the Expansion Loan Commitments will be required pursuant to Section 2.10 if the aggregate principal amount of Expansion Loans having Interest Periods extending beyond such date will exceed the aggregate principal amount of the Expansion Loan Commitments after giving effect to such scheduled reduction;

                        (C) any Interest Period that would otherwise extend
            beyond the Final Maturity Date shall end on the Final Maturity Date; and

                        (D) any Interest Period pertaining to a Eurodollar Loan
            that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

            "Investment" shall have the meaning provided in Section 6.8.

            "L/C Bank" shall mean Credit Suisse First Boston and any other Bank or Banks designated by the Borrower who agree to serve as a L/C Bank hereunder and are reasonably acceptable to the Administrative Agent.

            "L/C Cash Collateral Account" shall mean the cash collateral account established pursuant to the Security Agreement in favor of the Collateral Agent for the benefit of the Secured Creditors.

            "L/C Sublimit" shall mean $50,000,000.

            "Lending Office" shall mean (i) with respect to any Bank, a collective reference to such Bank's Eurodollar Lending Office and Domestic Lending Office and (ii) with respect to the Swingline Bank, its Domestic Lending Office.

            "Letter of Credit" shall mean each Trade Letter of Credit and each Standby Letter of Credit, as the case may be.

            "Letter of Credit Exposure" shall mean, at any time, with respect to any Bank, the product of its Pro Rata Share of the then Letter of Credit Outstandings.

            "Letter of Credit Outstandings" shall mean, with respect to Letters of Credit, as at any date of determination, the sum of (a) the maximum aggregate amount which at such date of determination is available to be drawn (assuming the conditions for drawing thereunder have been met) under all Letters of Credit then outstanding, PLUS (b) the aggregate amount of all drawings under Letters of Credit honored by the applicable L/C Bank not theretofore reimbursed by the Borrower (it being understood that for purposes of any request for a Loan pursuant to Section 2.24, there shall be excluded from the amount determined in accordance with the preceding clause (b) an amount equal to the proceeds of such
Loan).

            "Letter of Credit Request" shall mean a Letter of Credit Request substantially in the form of Exhibit F hereto.

            "Leverage Ratio" shall mean on any day the ratio on such day of (i) Consolidated Total Debt on such day to (ii) Consolidated EBITDA for the four consecutive fiscal quarters of the Parent (taken as one accounting period) most recently ended.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, charge, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

            "Loans" shall mean and include the Revolving Loans and the Expansion Loans.

            "Loan Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty, each Letter of Credit and the Security Documents and any other documents or instruments executed or delivered in connection therewith, together with all amendments, restatements and modifications thereto or thereof.

            "Loan Party" shall mean and include the Borrower, any Borrowing Subsidiary, the Parent and each Guarantor.

            "Margin Percentage" shall mean at any time that percentage (a) to be added to the Base Rate or the Eurodollar Rate, as appropriate, pursuant to
Section 2.6, for purposes of determining the per annum rate of interest applicable from time to time to Base Rate Loans or Eurodollar Loans and (b) to be used in computing the Commitment Fee pursuant to Section 2.15 and the Letter of Credit fees pursuant to Section 2.26, which in each case on any date shall be the applicable percentage set forth under the appropriate column below opposite the category in which the Adjusted Leverage Ratio, determined (subject to the last sentence hereof) as of the end of the most recent fiscal quarter for which financial statements and Compliance Certificates are required to have been delivered under Section 5.1(a), (b) and (f) (whether or not such financial statements and Compliance Certificates for any subsequent quarter shall in fact have been delivered):

================================================================================

                    Adjusted            Commitment      Eurodollar    Base Rate
                    Leverage          Fee Percentage      Margin       Margin
                     Ratio
--------------------------------------------------------------------------------
              equal to or less than
Category 1          2.0 to 1.0            0.25%           1.00%         0.00%
--------------------------------------------------------------------------------
              equal to or less than
Category 2          3.0 to 1.0            0.375%          1.50%         0.50%
             and more than 2.0 to 1.0
--------------------------------------------------------------------------------
              equal to or less than
Category 3         3.50 to 1.0            0.50%           1.75%         0.75%
             and more than 3.0 to 1.0
--------------------------------------------------------------------------------
              equal to or less than
Category 4          4.0 to 1.0            0.50%           2.00%         1.00%
             and more than 3.50 to 1.0
--------------------------------------------------------------------------------

Category 5      more than 4.0 to 1.0      0.50%           2.25%         1.25%
================================================================================

PROVIDED that, notwithstanding the foregoing, (i) from the Closing Date until a Compliance Certificate for the most recently ended fiscal quarter has been received, the Margin Percentage shall be determined by reference to Category 4 and (ii) at any time during which the Borrower has failed to deliver the financial statements and Compliance Certificates described in Section 5.1(a),
(b) and (f) with respect to a fiscal quarter or fiscal year in accordance with the provisions thereof, or at any time during which an Event of Default shall have occurred and shall be continuing, the Margin Percentage shall be determined by reference to Category 5. Each change in the Margin Percentage shall be applicable with respect to the Commitment Fees, Letter of Credit fees pursuant to Section 2.26 and outstanding Expansion Loans, Revolving Loans and Swingline Loans on the Business Day after the date on which the Administrative Agent shall have received the financial statements and Compliance Certificates required to be delivered pursuant to Section 5.1(a), (b) and (f) PROVIDED, HOWEVER, that on the effective date of the Acquisition and any Permitted Acquisition, the Borrower shall be required to deliver an additional Compliance Certificate (together with pro forma financial statements) which calculates the Adjusted Leverage Ratio as of such date after giving effect to the Acquisition or such Permitted Acquisition and any other Permitted Acquisition occurring during such period and any change in the Margin Percentage shall become effective on the Business Day after the date of delivery of such additional Compliance Certificate.

            "Margin Stock" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

            "Material Adverse Effect" shall mean a material adverse effect upon
(i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Parent and its Subsidiaries taken as a whole or
(ii) the ability of any Loan Party to perform, or of the Administrative Agent, any L/C Bank, the Swingline Bank, the Collateral Agent or any of the Banks to enforce, any of the Obligations.

            "Material Real Estate"" shall mean with respect to any real estate acquired by any Loan Party or any of its Subsidiaries after the date hereof any real estate, valued at the greater of cost and fair market value, which (i) has a value in the case of any individual or contiguous properties, equal to or greater than $3,000,000 and (ii) in the case of any individual or contiguous properties having a value in excess of $1,000,000 but less than $3,000,000, has a value in excess of $10,000,000 when aggregated with all other real estate described in this clause (ii).

            "Materials of Environmental Concern" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

            "Material Subsidiary" means, as of any date, any Subsidiary of the Parent (other than the Borrower), either alone or together with its Subsidiaries, that has assets with a fair market value of $250,000 or more as of the last day of the most recently ended fiscal quarter of the Parent or annual revenues (or annualized revenues in the case of any Person that has not been a Subsidiary of the Parent for a full year) of $1,000,000 or more as of the most recently ended fiscal quarter of the Parent.

            "Maximum Amount" shall have the meaning set forth in Section 6.1(d).

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated March 5, 1997, as amended as of May 20, 1997, between Stage Stores, Inc. and C.R. Anthony Company, together with all schedules and exhibits referred to therein, each in the form delivered to the Administrative Agent and the Banks on the Closing Date, without giving effect to any amendment, modification or waiver thereof effected without the written consent of the Banks.

            "Moody's" shall mean Moody's Investors Service, Inc. or any of its successors.

            "Mortgaged Properties" shall mean the distribution center owned by the Borrower and described on Schedule II.

            "Mortgages" shall have the meaning set forth in Section 3.1(a)(v).

            "Multiemployer Plan" shall mean a Plan which is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash payments (including cash payments received by way of insurance proceeds, deferred payment pursuant to a note receivable or otherwise, but only as and when so received) received therefrom, net of (i) bona fide direct costs of sale (including payment of (x) the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Loans or Swingline Loans) secured by or required to be repaid under the terms thereof as a result of such Asset Sale and (y) reasonable fees associated with such Asset Sale paid to Persons that are not Affiliates of the Parent and (ii) income taxes paid or reasonably estimated to be payable in the year such Asset Sale occurs or in the following year as a result thereof) and (b) with respect to any incurrence or disposition of Indebtedness or any Equity Issuance, the cash proceeds received therefrom net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

            "Notes" shall mean and include each Revolving Note, each Expansion Note and the Swingline Note.

            "Notice of Borrowing" shall mean a notice of borrowing in the form of Exhibit A hereto.

            "Notice of Conversion" shall mean a notice of conversion in the form of Exhibit E-1 hereto.

            "Notice of Continuation" shall mean a notice of continuation in the form of Exhibit E-2 hereto.

            "Obligations" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower, any Borrowing Subsidiary and the Guarantors from time to time owing to the Administrative Agent, the Collateral Agent, any Bank, the Swingline Bank or any L/C Bank under or in connection with this Agreement or any other Loan Document.

            "Parent" shall have the meaning provided in the first paragraph of this Agreement.

            "Parent Guaranty" shall mean the guaranty of the Parent pursuant to
Section 10.

            "Participant" shall have the meaning provided in Section 9.4(b).

            "Participating Bank" shall have the meaning provided in Section 2.23(b).

            "Payment Date" shall mean the last Business Day of each March, June, September and December of each year.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

            "Permitted Acquired Indebtedness" shall mean Indebtedness of any Subsidiary of the Parent or the Borrower acquired pursuant to a Permitted Acquisition, which Indebtedness existed at the time of the consummation of any such acquisition and was not created in contemplation thereof (and the provisions of which were not altered in contemplation thereof), so long as (x) the Parent or the Borrower and its other respective Subsidiaries (other than the Subsidiary being so acquired) have no liability with respect to any such Indebtedness other than the assumption of any such Indebtedness in connection with a merger of such Subsidiary with, or the acquisition of all or substantially all of the assets of such Person by, the Borrower or any Subsidiary of the Parent or the Borrower and (y) any Liens securing such Indebtedness apply only to assets of the Subsidiary so acquired (and so long as additional assets of such Subsidiary are not granted as security following, or in contemplation of, the respective Permitted Acquisition).

            "Permitted Acquisition" shall mean the acquisition by the Parent or the Borrower of assets constituting part of or an entire business, division or product line of any Person not already a Subsidiary of the Parent or the Borrower, as the case may be, or of 100% (or such lesser amount as shall be necessary to immediately consummate a statutory "short-form" merger under the laws of the relevant jurisdiction and which merger is thereafter immediately consummated) of the capital stock of any such Person, which Person shall, as a result of such acquisition, become a Subsidiary; provided that the Acquisition shall constitute a Permitted Acquisition and provided further that an acquisition shall only be a Permitted Acquisition if the following terms and conditions shall be satisfied:

                        (a) (i) the consideration paid by the Parent or the
            Borrower, as the case may be, consists of cash (including proceeds of Expansion Loans) or common stock, the issuance of Indebtedness otherwise permitted in Section 6.2 and the assumption/acquisition of any Permitted Acquired Indebtedness (calculated at face value) relating to such business, division or product line of any Person which is permitted to remain outstanding in accordance with the requirements of Section 6.2;

                        (ii) the assets acquired, or the business of the Person
            whose stock is acquired shall (A) be in the same line of business or reasonably incidental thereto as the business of the Parent or the Borrower, as the case may be, and (B) be merged with or into the Borrower or any Subsidiary of the Borrower or the Parent or become a direct Subsidiary of the Borrower or any Subsidiary of the Borrower or the Parent;

                        (iii) in the case of the acquisition of 100% of the
            capital stock of any Person, such Person shall own no capital stock of any other Person unless such Person owns 100% of the capital stock of such other Person or such Investment is otherwise permitted by Section 6.8(h);

                        (iv) no Default or Event of Default shall be in
            existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;

                        (v) the Parent or the Borrower, as the case may be,
            shall have given the Administrative Agent at least 13 Business Days' prior written notice of any Permitted Acquisition for which the consideration to be paid is in excess of $25,000,000 or at least 8 Business Days' prior written notice of any Permitted Acquisition for which the consideration to be paid is equal to or less than $25,000,000 (such notices to include the compliance calculations referred to in clauses (vi) and (vii) below and a brief business description of the Permitted Acquisition and copies of which notices the Administrative Agent shall promptly furnish to the Banks);

                        (vi) calculations are made by the Parent or the
            Borrower, as the case may be, of compliance with the covenants contained in Section 6.1 on a Pro Forma Basis for the period of four consecutive fiscal quarters (taken as one accounting period) most recently ended prior to the date of such Permitted Acquisition (each, a "Calculation Period"), as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such recalculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period (for this purpose, if the first day of the respective Calculation Period occurs prior to the Closing Date, calculated as if the covenants contained in said Section 6.1 had been applicable from the first day of the Calculation Period); provided that for the purposes of this clause (vi) and clause (vii) below the Adjusted Leverage Ratio demonstrated by such recalculations must be equal to or less than 4.0:1 from the Closing Date until the third anniversary of the Closing Date and must be equal to or less than 3.75:1 at any time thereafter;

                        (vii) based on good faith projections prepared by the
            Borrower for the period from the date of the consummation of the Permitted Acquisition to the date which is one year thereafter, the level of financial performance measured by the covenants set forth in Section 6.1 shall be better than or equal to such level as would be required to provide that no Default or Event of Default would exist under the financial covenants contained in Section 6.1 as compliance with such covenants would be required through the date which is one year from the date of the consummation of the respective Permitted Acquisition;

                        (viii) the Administrative Agent shall have been
            satisfied in its reasonable discretion that the proposed Permitted Acquisition could not reasonably be expected to result in materially increased tax, ERISA, environmental or other contingent liabilities with respect to the Parent, the Borrower or any of their respective Subsidiaries;

                        (ix) all representations and warranties contained herein
            and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

                        (x) the Parent or the Borrower, as the case may be,
            provides to the Administrative Agent as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition;

                        (xi) the Parent or the Borrower, as the case may be,
            shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (iv) through (vii), inclusive,
            (ix), and containing the calculations required by the preceding clauses (vi) and (vii); and

                        (xii) if the total cash purchase price (including
            Indebtedness assumed) of any acquisition exceeds $50,000,000, the Administrative Agent and the Required Banks shall have given their prior written consent thereto.

                        (b) At the time of each Permitted Acquisition involving
            the creation or acquisition of a Subsidiary of the Borrower or the Parent, or the acquisition of capital stock or other equity interest of any Person by the Borrower or the Parent, all capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

                        (c) The Borrower shall cause each Subsidiary which it or
            the Parent forms to effect, or it or the Parent acquires pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 2.31 and 5.9, to the satisfaction of the Administrative Agent.

                        (d) The consummation of each Permitted Acquisition shall
            be deemed to be a representation and warranty by the Parent and the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) required by clause (a) above are true and correct and that all conditions thereto have been satisfied and that such Permitted Acquisition is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 3 and 7.

            "Permitted Subordinated Debt" shall mean unsecured subordinated Indebtedness of the Borrower if (i) such Indebtedness has no amortization or required sinking fund payments and a final maturity no earlier than, and subordination provisions no more onerous or restrictive on the Borrower and no less favorable to the Banks in any respect deemed material by the Required Banks than, those terms and provisions of the Senior Subordinated Notes, (ii) the interest rate payable in respect of such Indebted ness shall be a market interest rate as of the time of the incurrence thereof and shall not, in case of Indebtedness bearing interest at a floating rate, exceed the rate of interest payable on the Loans and Swingline Loans, (iii) each of the covenants, events of default and other provisions thereof shall be customary for issuances of similar indebtedness by companies in a similar financial condition to the Borrower in accordance with prevailing market conditions in effect at the time of the issuance thereof and in any event shall be no more onerous or restrictive on the Borrower than those contained in the Senior Subordinated Notes and (iv) the Net Cash Proceeds thereof shall have been applied to the prepayment of the Loans to the extent provided in Section 2.12(b).

            "Person" shall mean and include any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

            "Plan" means any employee benefit plan covered by Title IV of ERISA, the funding requirements of which:

                        (a) were the responsibility of the Borrower or a member
            of its ERISA Controlled Group at any time within the five years immediately preceding the date hereof,

                        (b) are currently the responsibility of the Borrower or
            a member of its ERISA Controlled Group, or

                        (c) hereafter become the responsibility of the Borrower
            or a member of its ERISA Controlled Group,

including any such plans as may have been, or may hereafter be, terminated for whatever reason.

            "Pledge Agreement" shall have the meaning provided in Section 3.1(a)(iv).

            "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its Prime Rate in effect at its principal office in New York City. The Prime Rate is a reference rate and is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective without notice to the Borrower, any Borrowing Subsidiary or any Guarantor.

            "Principal Financial Officer" shall mean, with respect to any Person, such Person's Chief Financial Officer, Treasurer or Assistant Treasurer.

            "Pro Forma Basis" shall mean, in connection with any calculation of the Adjusted Leverage Ratio, Consolidated Adjusted EBITDA or compliance with any financial covenant or financial term, the calculation thereof after giving effect on a PRO FORMA basis to (i) if the relevant period to be tested includes any period occurring prior to the Closing Date, the consummation of the Transactions as if same had occurred on the first day of such period, (ii) the incurrence of any Indebtedness (other than the Loans, except to the extent same is incurred to finance the Transactions, to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period,
(iii) the permanent repayment of any Indebtedness after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and (iv) the Permitted Acquisitions, if any, then being consummated as well as any other Permitted Acquisitions consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisitions then being effected, with the following rules to apply in connection therewith:

                  (a) all Indebtedness (x) incurred or issued after the first day of the relevant Calculation Period shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination (and thereafter in the case of projections pursuant to clause (vii) of the definition of Permitted Acquisition and (y) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination (and thereafter in the case of projections pursuant to clause (vii) of the definition of Permitted Acquisition);

                  (b) all Indebtedness assumed to be outstanding pursuant to the preceding clause (i) shall be deemed to have borne interest or dividends at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest or dividends expense with respect to any Indebtedness actually outstanding during the respective period shall be calculated using the actual rates applicable thereto during such period); provided that for purposes of the calculations pursuant to clause (vii) of the definition of Permitted Acquisition, all Indebtedness (whether actually outstanding or deemed outstanding) bearing interest at a floating rate of interest shall be tested on the basis of the rates applicable at the time the determination is made pursuant to said provisions; and

                  (c) in making any determination of Consolidated Adjusted EBITDA, (i) in the case of the acquisition of 100% of the stock of a Person, pro forma effect shall be given to the Transactions and any Permitted Acquisition for the periods described above, taking into account, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act of 1933, as amended and as in effect on the Closing Date, as if such cost savings or expenses were realized on the first day of the relevant Calculation Period and (ii) in the case of an asset purchase, pro forma effect shall be given to the Transactions and any Permitted Acquisition for the period described above, taking into account, cost savings and expenses reasonably estimated to be realized based upon the good faith estimates of management, as if such cost savings and expenses were realized on the first day of the relevant Calculation Period; and

                  (d) the amounts to be used in calculating the Consolidated Adjusted EBITDA for any period for the purposes of giving effect to the Acquisition for each of the fiscal quarters ending on November 2, 1996, February 2, 1997 and May 2, 1997 shall be $3,978,000, $9,984,000 and $2,761,000, respectively, and for the fiscal quarter ending on August 2, 1997 shall be the consolidated EBITDA for such quarter for C.R. Anthony Company (the "CRA EBITDA") PLUS $2,393,000, reflecting pro-forma cost savings. The CRA EBITDA for the fiscal quarter ending on August 2, 1997 shall be the actual consolidated EBITDA for C.R. Anthony Company for such period before the Acquisition PLUS the Consolidated EBITDA for such period after the Acquisition adjusted to exclude (to the extent included in either CRA EBITDA or Consolidated EBITDA) (i) option payments calculated in accordance with the Merger Agreement and (ii) purchase accounting adjustments including severance costs, contract buyouts, mark-down accruals, lease payments, transaction fees and other purchase accounting accruals, not to exceed a total of $30,000,000.

            "Pro Rata Share" as to any Bank shall mean a fraction (expressed as a percentage), the numerator of which shall be the aggregate amount of such Bank's Commitments and the denominator of which shall be the Total Commitment.

            "Purchasing Banks" shall have the meaning provided in Section
9.4(c).

            "Receivables" means accounts, general intangibles or other rights to payment from obligors arising from extensions of credit to obligors, together with any finance charges or other fees or charges related thereto, and any related assets which are transferred under the Receivables Program Documents.

            "Receivables Program" shall mean the receivables securitization program conducted by the Borrower, the Receivables Subsidiary and any other special purpose receivables Subsidiary that may be formed or become a Subsidiary in the future pursuant to the Receivables Program Documents as in effect from time to time in accordance with the terms hereof.

            "Receivables Program Documents" shall mean the documents listed on
Schedule III hereto, and all other documentation, agreements and instruments entered into in connection therewith or pursuant to any other receivables financing program created in the future, as the same may hereafter be amended, modified, supplemented or refinanced from time to time in accordance with the provisions hereof and thereof.

            "Receivables Subsidiary" shall mean the collective reference to (i) SRI Receivables Purchase Company, Inc., a Delaware corporation, (ii) any other Subsidiary established by the Parent or the Borrower in connection with the Receivables Program and whose sole business is to implement and carry out such Receivables Program and (iii) any Subsidiary of the Borrower that is a bank formed for the sole purpose, and whose sole business is, financing any credit card program implemented by the Borrower.

            "Reference Banks" shall mean Credit Suisse First Boston, Union Bank of California and Deutsche Bank.

            "Refinanced Debt" shall mean the Indebtedness of the Borrower and its Subsidiaries identified on Schedule IV hereto, including without limitation the Existing Credit Agreement, the Existing Senior Notes and the Existing Senior Subordinated Notes to be repaid in full (or, in the case of the Existing Notes, not less than the amounts specified in Section 3.1(w)) on the Closing Date with the proceeds of the initial Loans, the Senior Notes and the Senior Subordinated Notes.

            "Regulation D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

            "Regulation G" shall mean Regulation G of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof.

            "Regulation T" shall mean Regulation T of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Federal Reserve Board from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Federal Reserve Board as from time to time in effect and any successor to all or a portion thereof.

            "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as conducted on the date hereof.

            "Reinvestment Election" shall have the meaning provided in Section 2.12(a).

            "Reinvestment Notice" shall mean a written notice signed by an authorized officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Eligible Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

            "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to acquire Reinvestment Assets.

            "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

            "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Materials of Environmental Concern through or in the air, soil, surface water, groundwater or property.

            "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA (other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations), or is the occurrence of any of the events described in Section 4068 or 4063(a) of ERISA.

            "Required Appraisal" shall have the meaning provided in Section
5.10.

            "Required Banks" shall mean Banks holding more than 50% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 50% of the Total Commitments.

            "Restricted Payment" shall mean (i) the authorization, declaration or payment of any Dividend by the Parent or any of its Subsidiaries or (ii) the making of any payment by the Borrower or any of its Subsidiaries to the Parent, including, without limitation, any payments under the Tax Sharing Agreement.

            "Retained Equity Proceeds" shall mean at any time the cumulative amount of Net Cash Proceeds received by the Borrower from Equity Issuances to the extent such Net Cash Proceeds are not required to be applied to the prepayment of the Loans and Swingline Loans pursuant to Section 2.12(e) MINUS the amount thereof previously applied to make additional Capital Expenditures pursuant to Section 6.1(d).

            "Revolving Loan Commitment" shall mean at any time, for any Bank, the amount set forth opposite such Bank's name on Annex 1 hereto under the heading "Revolving Loan Commitment," as such amount may be reduced from time to time pursuant to Sections 2.10 or 9.4(c).

            "Revolving Loans" shall have the meaning provided in Section 2.2(a).

            "Revolving Note" shall have the meaning provided in Section 2.5(b).

            "Secured Creditors" shall mean the Administrative Agent, the Collateral Agent, the Banks, the Swingline Bank and the L/C Banks.

            "Secured Obligations" shall mean all Obligations owed by the Loan Parties to the Administrative Agent, the Collateral Agent, the L/C Banks, the Swingline Bank and the Banks.

            "Security Agreement" shall have the meaning provided in Section 3.1(a)(iii) hereof.

            "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement and the Mortgages.

            "Senior Notes" shall mean the 82% Notes due 2005 issued by the Borrower pursuant to the Senior Note Indenture.

            "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and the Purchase Agreement, dated June 11, 1997, among the Parent, the Borrower, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc, and Donaldson, Lufkin & Jenrette Securities Corporation.

            "Senior Note Indenture" shall mean the Indenture dated as of June 17, 1997 between the Borrower and the Senior Note Trustee pursuant to which the Borrower issued the Senior Notes.

            "Senior Note Trustee" shall mean State Street Bank and Trust Company, in its capacity as trustee under the Senior Note Indenture.

            "Senior Subordinated Notes" shall mean the 9% Notes due 2007 issued by the Borrower pursuant to the Senior Subordinated Note Indenture.

            "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and the Purchase Agreement, dated June 11, 1997, among the Parent, the Borrower, Credit Suisse First Boston Corporation, Bear, Stearns & Co. Inc, and Donaldson, Lufkin & Jenrette Securities Corporation.

            "Senior Subordinated Note Indenture" shall mean the Indenture dated as of June 17, 1997 between the Borrower and the Senior Subordinated Note Trustee pursuant to which the Borrower issued the Senior Subordinated Notes.

            "Senior Subordinated Note Trustee" shall mean State Street Bank and Trust Company in its capacity as trustee under the Senior Subordinated Note Indenture.

            "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undis puted, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability net of reasonably expected reimbursements.

            "Standard & Poor's" shall mean Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or any of its successors.

            "Standby Letter of Credit" shall mean each irrevocable letter of credit issued pursuant to Section 2.22 under which the issuing L/C Bank agrees to make payments for the account of the Borrower, on behalf of the Borrower, in respect of obligations of the Borrower incurred pursuant to contracts made or performances undertaken or like matters relating to contracts to which the Borrower is or proposes to become a party in the ordinary course of the Borrower's business.

            "Standby Letter of Credit Outstandings" shall mean the Letter of Credit Outstandings as determined with respect only to Standby Letters of Credit.

            "Standby L/C Sublimit" shall have the meaning provided in Section 2.22.

            "Subsidiary" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

            "Subsidiary Guaranty" shall have the meaning provided in Section 3.1(a)(vi).

            "Swingline Bank" shall have the meaning provided in the introductory paragraph hereof.

            "Swingline Loan" shall mean a swingline loan made by the Swingline Bank pursuant to Section 2.2.

            "Swingline Loan Commitment" shall mean the commitment of the Swingline Bank to make Swingline Loans hereunder as set forth in clause (d) of
Section 2.2, as the same may be reduced from time to time in accordance with the terms of this Agreement.

            "Swingline Loan Maturity Date" shall mean, as to any Swingline Loan, the earlier of the Final Maturity Date and any Business Day at the option of the Swingline Bank if (a) the aggregate principal amount of Swingline Loans is equal to or exceeds $5,000,000 or (b) a Default has occurred and is continuing.

            "Swingline Note" shall have the meaning provided in Section 2.5(b).

            "Tax Sharing Agreement" shall mean a tax sharing agreement among the Parent, the Borrower and its Subsidiaries, in form and substance satisfactory to the Required Banks.

            "Tender Offer" shall mean the offers commenced by Borrower on May 8, 1997, to purchase all of Borrower's Existing Senior Notes and Existing Senior Subordinated Notes and the related consent solicitations to eliminate all of the restrictive covenants contained in the indentures governing any Existing Notes that remain outstanding.

            "Termination Event" shall mean (i) a Reportable Event, or (ii) the initiation of any action by the Borrower, any member of the Borrower's ERISA Controlled Group or any ERISA Plan fiduciary to terminate an underfunded ERISA Plan (determined on a Plan termination basis) or the treatment of an amendment to an underfunded ERISA Plan (determined on a Plan termination basis) as a termination under ERISA, or (iii) the institution of proceedings by the PBGC under Section 4042 of ERISA to terminate an ERISA Plan or to appoint a trustee to administer any ERISA Plan.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of all of the Banks at such time.

            "Total Expansion Loan Commitment" shall have the meaning set forth in Section 2.1(a).

            "Total Revolving Loan Commitment" shall have the meaning set forth in Section 2.2(a).

            "Trade Letter of Credit" shall mean each commercial documentary letter of credit issued by an L/C Bank for the account of the Borrower pursuant to Section 2.22 for the purchase of goods in the ordinary course of the Borrower's business or any letter of credit issued by an L/C Bank in support of a commercial documentary letter of credit issued by any other bank prior to the Closing Date (including the existing documentary letters of credit described on Schedule V hereto) or within three months thereafter.

            "Trade Letter of Credit Outstandings" shall mean the Letter of Credit Outstandings as determined with respect only to Trade Letters of Credit.

            "Transaction Costs" shall mean all costs and expenses paid or payable by any Loan Party relating to the Transactions including, without limitation, investment banking fees, financing fees, prepayment or related fees incurred in connection with the refinancing of the Refinanced Debt, advisory fees, appraisal fees, legal fees and accounting fees.

            "Transaction Documents" shall mean the Loan Documents, the Senior Note Documents, the Senior Subordinated Note Documents, the Receivables Program Documents, the Tax Sharing Agreement, and the Acquisition Documents.

            "Transactions" shall mean each of the transactions contemplated by the Transaction Documents.

            "Transferee" shall have the meaning provided in Section 9.4(d).

            "Transfer Supplement" shall have the meaning provided in Section 9.4(c).

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or a Eurodollar Loan.

            "Unfunded Benefit Liabilities" means with respect to any Plan at any time, the amount (if any) by which (i) the actuarial present value of all benefit liabilities under such Plan as defined in Section 4001(a)(16) of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions utilized by such Plan for minimum funding purposes under ERISA).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.


SECTION 2.  AMOUNT AND TERMS OF CREDIT FACILITIES.

            SECTION 2.1 EXPANSION LOANS. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees at any time and from time to time on and after the Closing Date and prior to the Final Maturity Date, to make revolving loans (collectively, "Expansion Loans") to the Borrower, which Expansion Loans shall not exceed in aggregate principal amount at any time outstanding the Expansion Loan Commitment of such Bank at such time. The sum of the Expansion Loan Commitments of all of the Banks (the "Total Expansion Loan Commitment") on the Closing Date shall be $100,000,000. The

Expansion Loans of each Bank shall be maintained at the option of the Borrower as Base Rate Loans and/or Eurodollar Loans, in accordance with the provisions hereof.

            (b) Expansion Loans may be voluntarily prepaid pursuant to Section 2.11, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Bank's Expansion Loan Commitment shall expire, and each Expansion Loan shall mature on, the Final Maturity Date, without further action on the part of the Banks or the Administrative Agent.

            (c) Each Borrowing of Expansion Loans shall be in the aggregate minimum amount of $3,000,000 or any integral multiple of $100,000 in excess thereof.

            SECTION 2.2 REVOLVING LOANS AND SWINGLINE LOANS. (a) Subject to and upon the terms and conditions herein set forth, each Bank severally and not jointly agrees, at any time and from time to time on and after the Closing Date and prior to the Final Maturity Date, to make revolving loans (collectively, "Revolving Loans") to the Borrower or any Borrowing Subsidiary, which Revolving Loans shall not exceed in aggregate principal amount at any time outstanding the Revolving Loan Commitment of such Bank at such time; provided that no Revolving Loan shall be made if, after giving effect thereto and the use of the proceeds thereof, the sum of (i) the outstanding principal amount of Revolving Loans,
(ii) the Letter of Credit Outstandings, and (iii) the outstanding principal amount of Swingline Loans would exceed the Total Revolving Loan Commitment. The sum of the Revolving Loan Commitments of all of the Banks (the "Total Revolving Loan Commitment") on the Closing Date shall be $100,000,000 and may increase to up to $125,000,000 subject to the terms and conditions of Section 2.30. The Revolving Loans of each Bank shall be maintained at the option of the Borrower as Base Rate Loans or Eurodollar Loans, in accordance with the provisions hereof.

            (b) Revolving Loans may be voluntarily prepaid pursuant to Section 2.11, and, subject to the other provisions of this Agreement, any amounts so prepaid may be reborrowed. Each Bank's Revolving Loan Commitment shall expire, and each Revolving Loan shall mature on, the Final Maturity Date, without further action on the part of the Banks or the Administrative Agent.

            (c) Each Borrowing of Revolving Loans shall be in the aggregate minimum amount of $3,000,000 or any integral multiple of $100,000 in excess thereof.

            (d) On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, the Swingline Bank agrees, at any time and from time to time from and including the Closing Date to but excluding the earlier of the Final Maturity Date and the termination of the Total Revolving Loan Commitment or Swingline Loan Commitment in accordance with the terms hereof, to make Swingline Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) $10,000,000 and (ii) the excess of the Total Revolving Loan Commitments, as the same may have been reduced from time to time pursuant to the terms of this Agreement, over the sum of (A) the aggregate principal amount of the Revolving Loans outstanding at such time and (B) the Letter of Credit Outstandings at such time. Each Swingline Loan shall at all times be a Base Rate Loan. The Swingline Bank shall make each Swingline Loan available to the Borrower by means of a credit to an account designated by the Borrower in writing to the Swingline Bank by 3:00 p.m. (New York City time) on the date such Swingline Loan is requested to be made pursuant to paragraph (e) below. Within the limits set forth in the first sentence of this paragraph, the Borrower may borrow, pay or prepay and reborrow Swingline Loans on or after the Closing Date and prior to the Final Maturity Date on the terms and subject to the conditions and limitations set forth herein.

            (e) The Borrower shall give the Administrative Agent and the Swingline Bank telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed by telecopy) not later than 12:30 p.m. (New York City time) on the day of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan.

            (f) Upon the occurrence of an Event of Default, or on the applicable Swingline Loan Maturity Date, the Swingline Bank may by written or telecopy notice given to the Administrative Agent not later than 11:00 a.m. (New York City time) on any Business Day require the Banks to purchase all or any portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans to be purchased and the Administrative Agent shall promptly upon receipt of such notice give notice to each Bank, specifying in such notice to each Bank such Bank's Pro Rata Share of such Swingline Loan or Swingline Loans. Each Bank shall pay to the Administrative Agent, not later than 2:00 p.m., (New York City time), on the date of such notice, such Bank's Pro Rata Share of the principal amount of such Swingline Loan or Swingline Loans. Each such payment shall for all purposes hereunder be deemed to be a Base Rate Revolving Loan (it being understood that (i) each Bank's obliga tion to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Default or Event of Default or the failure of any condition precedent set forth in Section 3 to be satisfied, and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever). The Administrative Agent shall promptly advise the Borrower of any notice received from the Swingline Bank pursuant to this paragraph (f).

            (g) The Borrower may prepay any Swingline Loan in whole or in part at any time without premium or penalty, PROVIDED that the Borrower shall have given the Administrative Agent and the Swingline Bank written or telecopy notice (or telephonic notice promptly confirmed in writing or by telecopy) of such prepayment not later than 12:30 p.m. (New York City time) on the Business Day designated by the Borrower for such prepayment.

            SECTION 2.3 NOTICE OF BORROWING. (a) Whenever the Borrower or any Borrowing Subsidiary desires to borrow Revolving Loans or the Borrower desires to borrow Expansion Loans hereunder, the Borrower shall give the Agent at the Administrative Agent's Office prior to 11:00 a.m., (New York City time), at least one Business Day's prior telecopy or telephonic notice (promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior telecopy or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice (a "Notice of Borrowing") shall be irrevocable, shall be in the form of Exhibit A hereto, and in any event shall specify (i) the aggregate principal amount of the requested Loans, (ii) whether such Loans shall be Expansion Loans or Revolving Loans, (iii) the date of Borrowing (which shall be a Business Day), and (iv) whether such Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto provided that no Notice of Borrowing with respect to a Eurodollar Loan shall be delivered during any period when a Default or Event of Default shall have occurred and be continuing.

            (b) Promptly after receipt of a Notice of Borrowing, the Administrative Agent shall provide each Bank with the details of the Notice of Borrowing and inform each Bank as to its Pro Rata Share of the Loans requested thereunder.

            SECTION 2.4 DISBURSEMENT OF FUNDS. (a) No later than 12:00 p.m. (New York City time), on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of the Loans requested to be made on such date, in U.S. dollars and immediately available funds, at the Administrative Agent's Office. Promptly after the Administrative Agent's receipt of the proceeds of such Loans, the Administrative Agent will make available to the Borrower or the relevant Borrowing Subsidiary by depositing in the Borrower's or such Borrowing Subsidiary's account designated in writing to the Administrative Agent the aggregate of the amounts so made available in the type of funds actually received; PROVIDED that to the extent such Loan is being made pursuant to Section 2.24, the Administrative Agent shall distribute the proceeds directly to the L/C Bank which has honored the Letter of Credit drawing in respect of which such Loan is being made.

            (b) Unless the Administrative Agent shall have been notified by any Bank prior to the date of a Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower or the relevant Borrowing Subsidiary a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made such amount available to the Borrower or the relevant Borrowing Subsidiary, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower or the relevant Borrowing Subsidiary and the Borrower or such relevant Borrowing Subsidiary shall immediately repay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Bank or the Borrower or such relevant Borrowing Subsidiary, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower or such relevant Borrowing Subsidiary to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (a) in the case of the Borrower or such relevant Borrowing Subsidiary, the then applicable rate of interest, calculated in accordance with Section 2.6, for the respective Loans, and (b) in the case of any Bank, the Federal Funds Effective Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower or such relevant Borrowing Subsidiary may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Administrative Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank to the Administrative Agent as a result of such Bank's failure to fund its Loans hereunder.

            SECTION 2.5 EVIDENCE OF INDEBTEDNESS; NOTES. (a) Each Bank and Swingline Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Bank and Swingline Bank resulting from each Loan and Swingline Loan from time to time, including the amounts of principal and interest payable and paid to such Bank and Swingline Bank from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan and Swingline Loan made hereunder, the Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank and Swingline Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Bank's and Swingline Bank's Pro Rata Share thereof. The entries made in the accounts maintained pursuant to this Section 2.5(a) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided however, that the failure of any Bank, Swingline Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans and Swingline Loans in accordance with their terms.

            (b) Notwithstanding the foregoing, if requested by any Bank or the Swingline Bank, the Borrower's or any Borrowing Subsidiary's obligation to pay the principal of, and interest on, each Bank's or Swingline Bank's Loans or Swingline Loans, as the case may be, shall be evidenced by (i) in the case of such Bank's Expansion Loans, a promissory note (an "Expansion Note") duly executed and delivered by the Borrower substantially in the form of Exhibit B hereto in a principal amount equal to such Bank's Expansion Loan Commitment with blanks appropriately completed in conformity herewith, (ii) in the case of such Bank's Revolving Loans, a promissory note (a "Revolving Note") duly executed and delivered by the Borrower or such Borrowing Subsidiary substantially in the form of Exhibit C hereto in a principal amount equal to such

Bank's Revolving Loan Commitment, with blanks appropriately completed in conformity herewith and (iii) in the case of the Swingline Bank's Swingline Loans, a promissory note (a "Swingline Note") duly executed and delivered by the Borrower substantially in the form of Exhibit D hereto in a principal amount equal to such Swingline Bank's Swingline Loan Commitment. Each Note issued to a Bank shall (x) be payable to such Bank or Swingline Bank, (y) be dated the Closing Date, and (z) mature on the Final Maturity Date.

            (c) Each Bank and Swingline Bank is hereby authorized, at its option, either (i) to endorse on the schedule attached to each of its Expansion Note, Revolving Note or Swingline Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Expansion Loan, Revolving Loan or Swingline Loan, as the case may be, evidenced thereby and the date and amount of each principal and interest payment in respect thereof, or (ii) to record such Expansion Loans, Revolving Loans or Swingline Loans and such payments in its books and records. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein. Failure to make any such endorsements or recordations or any error in any such endorsements or notations shall not affect the Borrower's or any Borrowing Subsidiary's obligations in respect of any Loans hereunder.

            SECTION 2.6 INTEREST. (a) The Borrower and each Borrowing Subsidiary agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of the applicable Margin Percentage plus the Base Rate in effect from time to time, such rate to change as and when the Base Rate changes.

            (b) The Borrower and each Borrowing Subsidiary agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the sum of the applicable Margin Percentage plus the relevant Eurodollar Rate.

            (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of all Loans and Swingline Loans and overdue interest in respect of all Loans and Swingline Loans and interest thereon, shall bear interest at a rate per annum (the "Default Rate") equal to the greater of (i) the sum of (x) two percent (2%) and (y) the Base Rate Margin Percentage for Category 5 and (ii) the rate which is two percent (2%) in excess of the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

            (d) Interest on each Loan and Swingline Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan and Swingline Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Base Rate Loan other than a Swingline Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Swingline Loan, on the first to occur of each Payment Date or the Swingline Loan Maturity Date, (iii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iv) in the case of all Loans and Swingline Loans, on any prepayment or conversion (on the amount prepaid or converted); provided that if such Loans or Swingline Loans are Base Rate Loans, interest accrued on such Loans and Swingline Loans shall be paid quarterly in arrears on each Payment Date, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) The Administrative Agent shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify the Borrower and the Banks thereof.

            (f) The Reference Banks shall provide to the Administrative Agent the information to be provided by them under the definition of "Eurodollar Rate" in accordance with the terms hereof.

            SECTION 2.7 INTEREST PERIODS. (a) The Borrower shall, in each Notice of Borrowing, Notice of Conversion or Notice of Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the Interest Period applicable to such Eurodollar Loan.

            (b) If upon the expiration of any Interest Period for any Eurodollar Loan which is a Committed Loan, the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            SECTION 2.8 MINIMUM AMOUNT OF EURODOLLAR LOANS. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $3,000,000 or an integral multiple of $100,000 in excess thereof, and (ii) there shall be no more than 15 Borrowings comprised of Eurodollar Loans outstanding at any time.

            SECTION 2.9 CONVERSION OR CONTINUATION. (a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans (other than Swingline Loans) which comprise part of the same Borrowing to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing to Base Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; PROVIDED that no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing.

            (b) In order to elect to convert or continue a Loan under this
Section 2.9, the Borrower shall deliver an irrevocable Notice of Continuation or a Notice of Conversion to the Administrative Agent no later than 11:00 a.m., (New York City time), (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and (ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conver sion to, or a continuation of, a Eurodollar Loan. Each Notice of Conversion or Notice of Continuation shall be in the forms of Exhibits E-1 and E-2 hereto and in any event shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and Facility of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Notice of Continuation under this
Section 2.9(b), the Administrative Agent shall notify each Bank of the details thereof.

            SECTION 2.10 VOLUNTARY AND MANDATORY REDUCTIONS OF COMMITMENTS AND SWINGLINE LOAN COMMITMENT. (a) Upon at least three Business Days' prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to permanently reduce (x) each Bank's Pro Rata Share of all or part of the Total Expansion Loan Commitment, (y) each Bank's Pro Rata Share of all or part of the Total Revolving Loan Commitment and (z) the Swingline Bank's Swingline Loan Commitment, provided that any such partial reductions shall be (A) in the case of the Total Revolving Loan Commitment or Total Expansion Loan Commitment, a minimum aggregate amount of $3,000,000 or any integral multiple of $100,000 in excess thereof (or any lesser amounts if the Total Revolving Loan Commitment or Total Expansion Loan Commitment shall be reduced in full) and (B) in the case of the Swingline Loan Commitment, a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof (or any lesser amounts if the Swingline Loan Commitment shall be reduced in full).

            (b) Simultaneously with any required prepayment of the Expansion Loans in accordance with the provisions of Sections 2.12 (other than Section 2.12(g) and 2.12(h)) and 2.13, each Bank's Expansion Loan Commitment shall be permanently reduced by such Bank's Pro Rata Share of the amount of such prepayment; PROVIDED that no such reduction of the Expansion Loan Commitments (including the reduction pursuant to clause (c) below) shall be required to the extent such reduction would cause the Total Expansion Loan Commitments to be less than $50,000,000.

            (c) On June 17, 2001 the Total Expansion Loan Commitment shall be reduced by $25,000,000 MINUS the aggregate amount of reductions to the Expansion Loan Commitments made pursuant to clause (b) above on or prior to such date.

            SECTION 2.11 VOLUNTARY PREPAYMENTS. In addition to prepayments of Swingline Loans permitted by Section 2.2(d), the Borrower or any Borrowing Subsidiary shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) not later than 10:00 a.m. (New York City time), which notice shall be irrevocable, of its intent to prepay the Loans, at least three Business Days prior to a prepayment of Eurodollar Loans and at least one Business Day prior to a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans and which Facilities are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which made, and which notice the Administrative Agent shall promptly transmit to each of the Banks, (ii) each prepayment shall be in an aggregate principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or, any lesser amounts if all of the Loans shall be prepaid in full), and (iii) any such prepayment shall be accompanied by any additional amount due pursuant to Section
2.17 hereof.

            SECTION 2.12 MANDATORY PREPAYMENTS. (a) ASSET SALES. On each Business Day immediately after the date on which the Parent or any of its Subsidiaries receives any Net Cash Proceeds from an Asset Sale, the Borrower shall prepay the outstanding Expansion Loans in an amount equal to 100% of the amount of such Net Cash Proceeds, in accordance with the provisions of Section 2.13, PROVIDED that Net Cash Proceeds from Eligible Asset Sales shall not be required to be used to so repay Expansion Loans to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election with respect to an Eligible Asset Sale if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent on the Business Day after the date of the consummation of the respective Eligible Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Eligible Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice. Notwithstanding the foregoing, the Borrower shall in any event prepay the Loans to the extent necessary to avoid any requirement to make an "Offer" under and as defined in Section 5.07 of the Senior Note Indenture and the Senior Subordinated Note Indenture.

            (b) ISSUANCE OF INDEBTEDNESS. On each date on which the Parent or any of its Subsidiaries receives any Net Cash Proceeds from the issuance of any debt securities or the incurrence of any other Indebtedness (other than Indebtedness permitted by Section 6.2 (other than clause (h) thereof) as in effect on the Closing Date), the Borrower shall prepay the outstanding Expansion Loans in an amount equal to 50% of such Net Cash Proceeds, if on such date the Borrower's senior unsecured Indebtedness is rated less than BBB by Standard & Poor's or Baa2 by Moody's, in accordance with the provisions of Section 2.13. No prepayments under this Section shall be required if the preceding sentence is not applicable at the time such prepayment would be otherwise required hereby.

            (c) EXCESS CASH FLOW. On the date occurring 90 days after the close of each fiscal year of the Borrower (or, if earlier, the seventh day following delivery of the financial statements referred to in Section 5.1(b) in respect of such fiscal year) commencing with the fiscal year ending January 30, 1999, the Borrower shall prepay the outstanding Expansion Loans in an amount equal to (i) if the Adjusted Leverage Ratio as of the last day of such fiscal year is greater than 3.5:1.0, 75% of the Excess Cash Flow for such preceding fiscal year and
(ii) if the Adjusted Leverage Ratio as of the last day of such fiscal year is less than or equal to 3.5:1.0 and greater than 2.5:1.0, 50% of the Excess Cash Flow for such preceding fiscal year, each in accordance with the provisions of
Section 2.13. No prepayments under this Section shall be required if neither clause (i) or (ii) hereof is applicable at the time such prepayment would be otherwise required hereby.

            (d) REINVESTMENT PREPAYMENT DATE. On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Loans in accordance with the provisions of Section 2.13.

            (e) EQUITY ISSUANCES. On each date on which the Parent or any of its Subsidiaries receives any Net Cash Proceeds from any Equity Issuance (other than an Equity Issuance substantially contemporaneous with any Permitted Acquisition to the extent that the Net Cash Proceeds thereof are used to finance such Permitted Acquisition), if the Adjusted Leverage Ratio as of the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.1(a) or (b) is greater than 3.5:1.0, the Borrower shall prepay the outstanding Expansion Loans in an amount equal to 50% of such Net Cash Proceeds, in accordance with the provisions of
Section 2.13.

            (f) CLEAN DOWN PERIOD. The Borrower shall prepay, repay or not borrow the Revolving Loans and Swingline Loans so as to cause the aggregate outstanding principal amount of Revolving Loans and Swingline Loans to at all times equal zero during a period of not less than forty-five consecutive days during each period of twelve consecutive months following the Closing Date; PROVIDED that if the Total Revolving Loan Commitment is increased pursuant to
Section 2.30, the aggregate outstanding principal amount of Revolving Loans and Swingline Loans shall be reduced to an amount equal to or less than the amount of such increase at all times during a period of not less than forty-five consecutive days during each period of twelve consecutive months following the Closing Date.

            (g) VOLUNTARY AND MANDATORY COMMITMENT REDUCTIONS. On each day on which the Total Revolving Loan Commitment, Total Expansion Loan Commitment or Swingline Loan Commitment is reduced pursuant to Section 2.10, the Borrower shall prepay the Revolving Loans, Expansion Loans and Swingline Loans to the extent, if any, that the outstanding principal amount of the Revolving Loans, Expansion Loans and Swingline Loans PLUS the aggregate Letter of Credit Outstandings at such time exceeds such reduced Total Revolving Loan Commitment, Total Expansion Loan Commitment and Swingline Loan Commitment.

            (h) C.R. ANTHONY COMPANY RECEIVABLES SALES. On the Business Day on which the Parent or any of its Subsidiaries receives any Net Cash Proceeds from the sale of receivables originally purchased in connection with the Acquisition, the Borrower shall prepay the outstanding Revolving Loans in an amount equal to 100% of the amount of such Net Cash Proceeds. Such Net Cash Proceeds shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.17.

            SECTION 2.13 APPLICATION OF PREPAYMENTS. All prepayments of the Expansion Loans required by Section 2.12 shall be applied first to Base Rate Loans to the full extent thereof before application to

Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.17.

            SECTION 2.14 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Administrative Agent for the account of the Banks, L/C Banks and the Swingline Bank entitled thereto not later than 12:00 p.m. (New York City time), on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Administrative Agent's Office, and any funds received by the Administrative Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Administrative Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank and the Swingline Bank in like funds its Pro Rata Share of payments so received.

            (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest and Fees shall be payable at the applicable rate during such extension.

            (c) All payments made by the Borrower or any Borrowing Subsidiary hereunder and under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

            SECTION 2.15 FEES. (a) The Borrower agrees to pay to the Administrative Agent for its own account and for distribution to the Banks as separately agreed between each Bank and the Administrative Agent the fees and expenses in the amounts and on the dates specified in the Fee Letter.

            (b) The Borrower agrees to pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee"), computed at a per annum rate equal to the applicable Margin Percentage from time to time on the average daily unused portion of such Bank's Total Commitment, from and including the Closing Date to the Final Maturity Date, payable quarterly in arrears on each Payment Date and on the Final Maturity Date or such earlier date, if any, on which the Total Commitment shall terminate in accordance with the terms hereof. For the purposes of calculating the Commitment Fee, outstanding Swingline Loans shall not constitute usage of the Total Revolving Loan Commitment or of any Bank's or Swingline Bank's Revolving Loan Commitment.

            SECTION 2.16 INTEREST RATE UNASCERTAINABLE, INCREASED COSTS, ILLEGALITY. (a) In the event that the Administrative Agent, in the case of clause (i) below, or any Bank, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                        (i) on any date for determining the Eurodollar Rate for
            any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

                        (ii) at any time, that the relevant Eurodollar Rate
            applicable to any of its Loans shall not represent the effective pricing to such Bank for funding or maintaining a Eurodollar Loan, or such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan, in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                        (iii) at any time, that the making or continuance by it
            of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Administrative Agent or such Bank shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans and Eurodollar Auctions shall be suspended, and any Notice of Borrowing, Notice of Conversion or Notice of Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans, which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's delivery of written demand therefor to the Borrower, with a copy to the Administrative Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall demonstrate in reasonable detail the calculation of the amounts demanded and shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

            (b) In the case of any Eurodollar Loan or requested Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing, a Notice of Conversion or Notice of Continuation, be deemed to have cancelled and rescinded such notice, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Administrative Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Bank pursuant to clause (a) above; PROVIDED, HOWEVER, that all Banks whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

            (c) In the event that the Administrative Agent determines at any time following its giving of notice based on the conditions described in clause
(a)(i) above that none of such conditions exist, the Administrative Agent shall promptly give notice thereof to the Borrower and the Banks, whereupon the Borrower's right to request Eurodollar Loans from the Banks and the Banks' obligation to make Eurodollar Loans shall be restored.

            (d) In the event that a Bank determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that none of such conditions exist, such Bank shall promptly give notice thereof to the Borrower and the Administrative Agent, whereupon the Borrower's right to request Eurodollar Loans from such Bank and such Bank's obligation to make Eurodollar Loans shall be restored.

            (e) If any Bank or the Swingline Bank determines that any applicable law, rule, or regulation or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or Swingline Bank with any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency shall make it unlawful or impossible for such Bank or Swingline Bank to maintain its Commitment or Swingline Commitment, then upon notice to the Administrative Agent and the Borrower by the Bank or Swingline Bank, the Commitment or Swingline Commitment of such Bank or Swingline Bank, as the case may be, shall terminate.

            SECTION 2.17 FUNDING LOSSES. The Borrower shall compensate each Bank, upon such Bank's delivery of a written demand therefor to the Borrower, with a copy to the Administrative Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Bank in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans but excluding anticipated profits), that such Bank sustains: (i) if for any reason (other than a default by such Bank) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation, (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.16(a) or 2.16(b) or otherwise), (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower or any Borrowing Subsidiary in repaying its Eurodollar Loans, or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Bank under this Section 2.17 shall be made on the assumption that such Bank has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America, provided that each Bank may fund its Eurodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.17.

            SECTION 2.18 INCREASED CAPITAL. If at any time any Bank or the Swingline Bank determines that the introduction after the Closing Date of, or any change after the Closing Date in, any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change after the Closing Date in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or Swingline Bank or any corporation controlling such Bank or Swingline Bank based on the existence of such Bank's Commitments or such Swingline Bank's Swingline Loan Commitment hereunder or its obligations hereunder, or shall change the basis of taxation of any amounts payable to any Bank or the Swingline Bank under this Agreement or the Notes in respect of any such Loans (other than taxes imposed on the overall net income of any Bank or Swingline Bank for any of such Loans by the jurisdiction where such Bank or Swingline Bank is located) then the Borrower shall pay to such Bank or Swingline Bank, within 15 days after its written demand therefor, such additional amounts as shall be required to compensate such Bank or Swingline Bank or such other corporation for the increased cost to such Bank or Swingline Bank or such other corporation or the reduction in the rate of return to such Bank or Swingline Bank or such other corporation as a result of such increase of capital or change in basis. In determining such additional amounts, each Bank and Swingline Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, PROVIDED that such Bank's or Swingline Bank's reasonable good faith determination of compensation owing under this
Section 2.18 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank or Swingline Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.18, will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's Obligations to pay additional amounts pursuant to this Section 2.18.

            SECTION 2.19 TAXES. (a) All payments made by the Borrower or any Borrowing Subsidiary under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Administrative Agent, each Bank and the Swingline Bank, net income and franchise taxes imposed on the Administrative Agent, such Bank or Swingline Bank by the jurisdiction under the laws of which the Administrative Agent, such Bank or Swingline Bank is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Bank's or Swingline Bank's Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Bank or the Swingline Bank hereunder or under the Notes, the amounts so payable to the Administrative Agent, such Bank or Swingline Bank shall be increased to the extent necessary to yield to the Administrative Agent, such Bank or Swingline Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower or any Borrowing Subsidiary, as promptly as possible thereafter, the Borrower shall send to the Administrative Agent for its own account or for the account of such Bank or Swingline Bank, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent, such Bank or the Swingline Bank, as the case may be. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Banks and the Swingline Bank for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, any Bank or Swingline Bank as a result of any such failure. The agreements in this Section
2.19 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

            (b) Each Bank (including each Purchasing Bank that becomes a party to this Agreement pursuant to Section 9.4) or Swingline Bank that is not incorporated under the laws of the United States of America or a state thereof (a "Non-U.S. Bank") agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank or Swingline Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, or (ii) in the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding taxes under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," an Internal Revenue Service Form W-8 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax together with a certificate to the effect that such Non-U.S. Bank is not a bank for purposes of Section 881(c) of the Code, is not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower, is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code) and is entitled to a complete exemption from U.S. federal withholding taxes. Each Bank and Swingline Bank which delivers to the Borrower and the Administrative Agent a Form 1001 or 4224 and Form W-8 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Adminis-trative Agent two further copies of Form 1001 or 4224 and Form W-8 (together with the accompanying certificate), or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Bank or Swingline Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank or Swingline Bank from duly completing and delivering any such form with respect to it and such Bank or Swingline Bank advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8, establishing an exemption from United States backup withholding tax.

            SECTION 2.20 ACTION OF AFFECTED BANKS AND SWINGLINE BANK. Upon the written request of the Borrower, each Bank and Swingline Bank agrees to use reasonable efforts (including reasonable efforts to change the lending office for its Loans) to avoid or minimize any illegality or any amounts which might otherwise be payable by the Borrower pursuant to Sections 2.16, 2.18 or 2.19; PROVIDED, HOWEVER, that such efforts shall not cause, in the sole determination of such Bank or Swingline Bank, the imposition on such Bank or Swingline Bank of any additional costs or legal or regulatory burdens and shall not be deemed by such Bank or Swingline Bank to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Sections 2.16, 2.18 or 2.19, then such Bank or Swingline Bank (the "Affected Bank") shall use its reasonable efforts to transfer to any other Bank (which itself is not then an Affected
Bank) its Loans and Commitments or Swingline Loans and Swingline Loan Commitment, as the case may be, subject to the provisions of Section 9.4; PROVIDED, HOWEVER, that such transfer shall not be deemed by such Affected Bank, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Bank is unable, or otherwise is unwilling, so to transfer its Loans and Commitments or Swingline Loans and Swingline Loan Commitment, as the case may be, the Borrower may designate an alternate lender (reasonably acceptable to the Administrative Agent and the L/C Banks) to purchase the Affected Bank's Loans and Commitments or Swingline Loans and Swingline Loan Commitment, as the case may be, at par and including accrued interest, and, subject to the provisions of Section 9.4, the Affected Bank shall transfer its Commitments or Swingline Loan Commitment to such alternate lender and such alternate lender shall become a Bank or Swingline Bank hereunder. Any fee payable to the Administrative Agent pursuant to subsection 9.4(c) in connection with such transfer shall be for the account of the Borrower.

            SECTION 2.21 USE OF PROCEEDS. The proceeds of the Expansion Loans (together with the proceeds of the Senior Notes and the Senior Subordinated Notes) made on and after the Closing Date shall be used to fund up to $75 million of the purchase price of the Acquisition, to pay the Transaction Costs, to finance additional Permitted Acquisitions and for general corporate purposes. The proceeds of the Revolving Loans and Swingline Loans made on or after the Closing Date shall be used for working capital and other general corporate purposes (including the purchase of the C.R. Anthony Company receivables).

            SECTION 2.22 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions of, and in reliance upon the representations and warranties of the Borrower set forth in, this Agreement, in addition to requesting that the Banks or the Swingline Bank make Loans or Swingline Loans, the Borrower may request, in accordance with the provisions of this Section 2.22 and Section 2.23, that, on and after the Closing Date and prior to the termination or expiration of the Total Revolving Loan Commitment and Swingline Loan Commitment, any L/C Bank issue one or more Letters of Credit for the account of the Borrower; PROVIDED that any Letter of Credit issued by an L/C Bank shall be in a form customarily used by such L/C Bank or in any other form requested by the Borrower and approved by such L/C Bank; PROVIDED FURTHER, that (i) no Letter of Credit shall have an expiration date that is later than 12 months after the date of issuance thereof; (ii) in no event shall any Letter of Credit issued by an L/C Bank have an expiration date (or be extended or extendible so that it will expire) later than the fifth Business Day prior to the Final Maturity Date; (iii) the Borrower shall not request that any L/C Bank issue any Letter of Credit if, after giving effect to such issuance, the aggregate Letter of Credit Outstandings PLUS the then outstanding aggregate principal amount of Revolving Loans PLUS the outstanding principal amount of Swingline Loans would exceed the Total Revolving Loan Commitment; (iv) the Borrower shall not request the issuance of any Letter of Credit if, after giving effect to such issuance, the aggregate Letter of Credit Outstandings would exceed the L/C Sublimit; and (v) the Borrower shall not request the issuance of any Standby Letter of Credit (other than Standby Letters of Credit issued in connection with the purchase of inventory in the ordinary course of business including those issued in connection with cooperative purchase programs) if after giving effect to such issuance the aggregate Standby Letter of Credit Outstandings would exceed $20,000,000 (the "Standby L/C Sublimit").

            (b) Upon the occurrence of a Default or an Event of Default or the acceleration of the maturity of the Loans or Swingline Loans, if payment is not then due to the beneficiary, the Borrower shall deposit funds totalling 105% of the Letter of Credit Outstandings in the L/C Cash Collateral Account to secure payment to the beneficiary and to secure, for the benefit of the Secured Creditors, the Secured Obligations. Any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied. Each payment or deposit of funds as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the L/C Bank under the related Letter of Credit.

            SECTION 2.23 NOTICE OF ISSUANCE; AGREEMENT TO ISSUE. (a) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the desired L/C Bank and the Administrative Agent a written notice no later than 10:00 a.m. (New York City time) at least three Business Days in advance of the proposed date of issuance (which prescribed time period may be waived at the option of the L/C bank in its sole discretion). If on any day the Borrower shall request that more than one Letter of Credit be issued, the Borrower shall provide to the Administrative Agent a schedule of all such requests no later than 12:00 p.m. (New York city time) on such day. Each such notice shall be in substantially the form attached as Exhibit F or in such other form as shall be reasonably acceptable to such L/C Bank (each a "Letter of Credit Request"), and in any event shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the proposed face amount of the Letter of Credit, (iii) the proposed expiration date of the Letter of Credit, (iv) the purpose of the Letter of Credit, and (v) the name and address of the beneficiary with respect to such Letter of Credit, and shall be accompanied by a precise description of the documents and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the L/C Bank to make payment under the Letter of Credit; PROVIDED that the applicable L/C Bank may require changes in any such documents and the delivery of certificates in accordance with its customary letter of credit practices; and, PROVIDED FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented. In determining whether to pay under any Letter of Credit, each L/C Bank shall be responsible only to determine that the documents and certificates required to be delivered under its Letter of Credit have been delivered and that they comply on their face with the requirements of its Letter of Credit. The submission of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with and will not violate the terms of Section 3.1(a)(i)-(v). Each L/C Bank shall furnish to the Administrative Agent a specimen copy of each Letter of Credit issued by such L/C Bank pursuant to this Agreement immediately upon the issuance thereof. The Administrative Agent shall notify each Participating Bank of its participation with respect to the total of Letters of Credit outstanding on a monthly basis, determined in accordance with
Section 2.23(b). Each L/C Bank shall immediately notify the Administrative Agent of the terms of each issuance, amendment or termination of each Letter of Credit issued, amended or terminated on the date of issuance, amended or termination.

            (b) Each L/C Bank receiving a Letter of Credit Request from the Borrower agrees, subject to the terms and conditions set forth in this Agreement, and so long as it shall not have received any notice from any Bank pursuant to the immediately succeeding sentence, to issue for the account of the Borrower, on the date specified in such Letter of Credit Request, a Letter of Credit in a face amount equal to the face amount requested in such Letter of Credit Request. Immediately upon the issu ance of each Letter of Credit, each Bank having a Revolving Loan Commitment (a "Participating Bank") shall be deemed to, and hereby agrees to, have irrevocably purchased from the applicable L/C Bank a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Participating Bank's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder; PROVIDED that no Bank shall have delivered a notice to such L/C Bank prior to the issuance of such Letter of Credit (with a copy to the Administrative Agent) to the effect that one or more of the conditions set forth in Section 3.1 or 3.2, as applicable, are not then satisfied or that the issuance of such Letter of Credit or purchase of a participation therein by such Bank would violate Section
2.27. Upon any change in the Revolving Loan Commitments of the Banks, it is hereby agreed that, with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations in the Letters of Credit pursuant to this Section 2.23 to reflect the new Pro Rata Shares of all of the Banks.

            (c) Upon the request of any Bank, the applicable L/C Bank shall promptly deliver to such Bank the information specified in the Letter of Credit Request and copies of any Letters of Credit issued by such L/C Bank.

            (d) Each L/C Bank shall, on the last Business Day of each calendar month, provide to the Administrative Agent a report with respect to the Letters of Credit issued by it, including the date of issue, account party amount, expiration date and reference number of each Letter of Credit issued by it.

            SECTION 2.24 PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. (a) In the event of any request for payment under any Letter of Credit by the beneficiary thereof, the L/C Bank shall promptly notify the Borrower and the Administrative Agent (which shall in turn promptly notify the Participating Banks), no later than 10:00 a.m. (New York City time) on the Business Day immediately preceding the date on which such L/C Bank intends to honor such drawing (which in no event shall be less than three Business Days after presentation); and the Borrower shall reimburse such L/C Bank on the day on which such drawing is honored in same day funds in an amount equal to the amount of such drawing; PROVIDED that, unless the Borrower shall have notified the Administrative Agent and such L/C Bank prior to 12:00 p.m. (New York City time) on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse such L/C Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, (i) the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting a Borrowing of Revolving Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to Section 2.2, each Participating Bank shall, by 12:00 p.m. (New York City time) on the date of the honoring of such drawing, make a Revolving Loan which is a Base Rate Loan in an amount equal to such Participating Bank's Pro Rata Share of the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse such L/C Bank for the amount of such drawing (PROVIDED that, solely for purposes of such Borrowing, the conditions precedent set forth in Section
3.2 shall not be applicable); PROVIDED FURTHER that, if for any reason, proceeds of Revolving Loans are not received by such L/C Bank on such date in an amount equal to the amount of such drawing, the Borrower shall reimburse such L/C Bank, on the Business Day immediately following the date of such drawing, in an amount in dollars and immediately available funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received by the Administrative Agent from the Participating Banks, plus accrued interest on such amount at the applicable rate of interest for Base Rate Loans. If the Borrower notifies the Administrative Agent and such L/C Bank prior to 12:00 p.m. (New York City time) on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse such L/C Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall reimburse such L/C Bank on the day on which such drawing is honored in an amount in immediately available funds equal to the amount of such drawing. Notwithstanding anything contained in this Agreement to the contrary, to the extent the Borrower does not reimburse an L/C Bank in accordance with the preceding provisions of this Section 2.24 or a Default or an Event of Default exists at the time of the honoring of a drawing under a Letter of Credit, amounts, if any, then held by the Collateral Agent in the L/C Cash Collateral Account may be applied by the Administrative Agent to reimburse the applicable L/C Bank for the honoring of such drawing, and the aggregate amount of Revolving Loans, if any, required to be made by the Participating Banks pursuant to this
Section 2.24 shall be reduced by a corresponding amount. Any payments owed by the Borrower pursuant to this Section 2.24 which are made later than 10:00 a.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day.

            (b) Each Participating Bank shall indemnify and hold harmless the Administrative Agent and each L/C Bank from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, attorney's fees and expenses) resulting from any failure on the part of such Participating Bank to provide, on the same day of any drawing under a Letter of Credit, the Administrative Agent with such Participating Bank's Pro Rata Share of the amount of any drawing under such Letter of Credit in accordance with the provisions of
Section 2.24(a).

            SECTION 2.25 PAYMENT BY BANKS. In the event that the Borrower shall fail to reimburse an L/C Bank as provided in Section 2.24 by borrowing Revolving Loans or otherwise for all or any portion, as the case may be, of any drawing honored by such L/C Bank under a Letter of Credit issued by it, such L/C Bank shall promptly notify the Administrative Agent which shall thereupon promptly notify each Participating Bank of the unreimbursed amount of such drawing and the amount of such Participating Bank's Pro Rata Share thereof. Whether or not a Default or an Event of Default shall then exist, each Participating Bank shall make available to the Administrative Agent an amount equal to its Pro Rata Share of such unreimbursed payment in dollars and immediately available funds, at the office of the Administrative Agent specified in such notice, not later than 12:00 p.m. (New York City time) on the Business Day after the date notified by the Administrative Agent. In the event that any such Participating Bank fails to make available to the Administrative Agent the amount of such Participating Bank's Pro Rata Share of such unreimbursed payment as provided in this Section 2.25, the Administrative Agent shall be entitled to recover such amount on demand from such Participating Bank together with interest at the Federal Funds Effective Rate. Nothing in Section 2.24 or this Section 2.25 shall be deemed to prejudice the right of any Participating Bank to recover any amounts made available by such Participating Bank pursuant to Section 2.24 or this Section
2.25 in the event that the payment with respect to a Letter of Credit by such L/C Bank in respect of which payment was made by such Participating Bank constituted gross negligence or willful misconduct on the part of such L/C Bank. The Administrative Agent shall distribute to each other Participating Bank which has paid all amounts payable by it under this Section 2.25 with respect to any Letter of Credit issued by such L/C Bank such other Participating Bank's share (based on the proportionate aggregate amount funded by such Participating Bank to the aggregate amount funded by all Participating Banks) of all payments received by the Administrative Agent from the Borrower in reimbursement of drawings honored by such L/C Bank under such Letter of Credit when such payments are received (including interest payable under Section 2.6 with respect to the period commencing on the date of the funding of such participation).

            SECTION 2.26 COMPENSATION. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Participating Bank in respect of all (i) Standby Letters of Credit a commission equal to the then applicable Margin Percentage for Eurodollar Loans less 0.25% on the total Standby Letter of Credit Outstandings, from time to time and (ii) Trade Letters of Credit a commission equal to the then applicable Margin Percentage for Eurodollar Loans less 0.75% (but in no event shall the commission be equal to an amount less than 0.75% per annum) on the total Trade Letter of Credit Outstandings from time to time, in each case such fee to be payable in arrears on each Payment Date. Promptly upon receipt by the Administrative

Agent of any amount described in this Section 2.26(a), the Administrative Agent shall distribute to each Participating Bank its Pro Rata Share of such amount.

            (b) The Borrower agrees to pay to each L/C Bank in respect of each Letter of Credit issued by it such fees (including, without limitation, fronting, issuance, facing, processing and transfer fees), in such amounts, and at such times, as such L/C Bank customarily charges for the issuance of letters of credit or as may otherwise be agreed by the Borrower and such L/C Bank.

            SECTION 2.27 ADDITIONAL PAYMENTS; ILLEGALITY. (a) If by reason of any change in applicable law or governmental regulation, rule, guideline or order or any interpretation thereof including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements) whether or not having the force of law and whether or not failure to comply therewith would be unlawful:

                        (i) such Bank shall be subject to any tax, levy, charge
            or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under Sections 2.22 through 2.29, inclusive, whether directly or by such being imposed on or suffered by such Bank;

                        (ii) any reserve, deposit or similar requirement is or
            shall be applicable, imposed or modified in respect of any Letter of Credit issued by such Bank or any participations purchased by such Bank in any Letter of Credit (or in respect of such Bank's commitment to purchase such a participation); or

                        (iii) there shall be imposed on such Bank any other
            condition regarding Sections 2.22 through 2.29, inclusive, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Bank of committing to issue, purchase or purchasing or maintaining any participation in any Letter of Credit, or to reduce the amount receivable in respect thereof by such Bank, then and in any such case such Bank may, at any time after the additional cost is incurred or the amount received is reduced, promptly notify the Borrower and the Borrower shall pay to such Bank promptly after a written demand therefor (which demand may be contained in such notice), such additional amounts as shall be required to compensate such Bank for such increased costs or reduction in amounts receivable hereunder (a written notice as to additional amounts owed such Bank setting forth in reasonable detail the conditions giving rise thereto and the calculation of such amounts, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto). The failure of any Bank to give any notice or demand as provided in this Section shall not release or diminish any of the Borrower's obligations to pay any additional costs to such Bank pursuant to this Section.

            (b) Notwithstanding any other provision contained in this Agreement, no L/C Bank shall be obligated to issue any Letter of Credit if the issuance of such Letter of Credit shall have become unlawful or prohibited by compliance by such L/C Bank in good faith with any law, governmental rule, guideline, request, order, injunction, judgement or decree (whether or not having the force of law).

            SECTION 2.28 OBLIGATIONS ABSOLUTE. The respective obligations under Sections 2.24 and 2.25 of the Borrower and the Participating Banks to reimburse each L/C Bank for drawings made under the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit;

            (b) the existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or transferee may be acting), any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including, without limitation, any underlying transaction between the Borrower or any of its Subsidiaries or Affiliates and the beneficiary for which the Letter of Credit was procured);

            (c) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

            (d) payment by such L/C Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

            (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

            (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

            SECTION 2.29 INDEMNIFICATION; NATURE OF L/C BANKS' DUTIES. (a) In addition to amounts payable as elsewhere provided in Sections 2.22 through 2.29, inclusive, the Borrower hereby agrees to protect, indemnify, pay and save each L/C Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorneys' fees and disbursements and allocated costs of internal counsel) which such L/C Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Borrower other than as a result of the gross negligence or willful misconduct of such L/C Bank or (ii) the failure of such L/C Bank to honor a drawing under any Letter of Credit due to an act or omission (whether rightful or wrongful) of any present or future DE JURE or DE FACTO government or governmental authority.

            (b) As between the Borrower and each L/C Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such L/C Bank, by the respective beneficiaries of such Letters of Credit, other than losses resulting from the gross negligence or willful misconduct of such L/C Bank. In furtherance and not in limitation of the foregoing, no L/C Bank shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects insufficient, inaccurate, fraudulent or forged or otherwise invalid; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher; (v) for good faith errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such L/C Bank, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any such L/C Bank's rights or powers hereunder.

            (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any L/C Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such L/C Bank under any resulting liability to the Borrower.

            SECTION 2.30 INCREASE OF TOTAL REVOLVING LOAN COMMITMENT. (a) At any time prior to the third anniversary of the Closing Date, at the request of the Parent and the Borrower to the Administrative Agent, the Total Revolving Loan Commitment hereunder may be increased after the Closing Date on one or more occasions but on not more than two occasions; PROVIDED that (i) the aggregate of all such increases pursuant to this Section 2.30 may total no more than $25,000,000, (ii) the sum of the Total Revolving Loan Commitment and the Total Expansion Loan Commitment shall not exceed $225,000,000, (iii) each such increase is in a minimum amount of $10,000,000, (iv) each Bank whose Revolving Loan Commitment is increased consents to its share of the increase and (v) the consent of the Administrative Agent is obtained.

            (b) In the event that the Borrower and one or more of the Banks (or other financial institutions which may elect to participate with the consent of the Administrative Agent and the L/C Banks) shall agree, in accordance with
Section 2.30(a), upon such an increase in the Total Revolving Loan Commitment, the Borrower, the Administrative Agent and each financial institution in question shall enter into a Commitment Increase Supplement (a form of which is attached hereto) setting forth the amounts of the increase in Revolving Loan Commitments and providing that the additional financial institutions participating shall be deemed to be included as Banks for all purposes of this Agreement. Upon the execution and delivery of such Commitment Increase Supplement as provided above, and upon satisfaction of such other conditions as the Administrative Agent may specify, this Agreement shall be deemed to be amended accordingly.

            (c) No Bank shall have any obligation to increase its Revolving Loan Commitment in the event of such a request by the Borrower hereunder.

            SECTION 2.31 BORROWING SUBSIDIARIES. The Parent and the Borrower may, and, in the case of any Material Subsidiary resulting from a Permitted Acquisition that is not a Subsidiary of the Borrower, shall, from time to time, designate any other wholly-owned Subsidiary of the Parent to be a Borrowing Subsidiary pursuant to this Section 2.31 effective on a date not later than thirty days after written notice to the Administrative Agent accompanied by (a) an Assumption Agreement in the form of Exhibit Q attached hereto executed by such Subsidiary and acknowledged by the Borrower and each Guarantor, (b) a certificate of good standing of such Subsidiary in the jurisdiction of its incorporation, (c) certified resolutions of the Board of Directors of such Borrowing Subsidiary authorizing the execution and delivery of the Assumption Agreement, and any other documents required to be delivered by this Section 2.31, (d) a counterpart of the Security Agreement and the Pledge Agreement, if applicable, executed by such Subsidiary and (e) such other information, certificates or legal opinions as the Administrative Agent reasonably may request. Unless the Administrative Agent notifies the Borrower to the contrary prior to the effective date specified in the designation notice, such Subsidiary shall become a Borrowing Subsidiary on that date or such earlier date as the Administrative Agent may designate.

SECTION 3.  CONDITIONS PRECEDENT.

            SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of each Bank to make its initial Loans, the obligation of the Swingline Bank to make any Swingline Loan and the obligation of each L/C Bank to issue any Letter of Credit are each subject to the satisfaction on the Closing Date of the following conditions precedent:

            (a) LOAN DOCUMENTS.

                        (i) CREDIT AGREEMENT. The Borrower, the Parent and each
            other party to this Agreement shall have executed and delivered this Agreement to the Administrative Agent.

                        (ii) NOTES. The Borrower shall have executed and
            delivered to each Bank or Swingline Bank which has requested Notes the appropriate Notes in the amount, maturity and as otherwise provided herein.

                        (iii) SECURITY AGREEMENT. Each of the Borrower, the
            Parent and the Guarantors shall have executed and delivered to the Collateral Agent a security agreement substantially in the form set forth as Exhibit G hereto (as amended, modified or supplemented from time to time, the "Security Agreement").

                        (iv) PLEDGE AGREEMENT. The Borrower, the Parent and any
            other Subsidiary a party thereto shall have executed and delivered to the Collateral Agent a pledge agreement substantially in the form set forth as Exhibit H hereto (as amended, modified or supplemented from time to time, the "Pledge Agreement").

                        (v) MORTGAGES. The Borrower and all Subsidiaries which
            shall own Mortgaged Properties shall have executed and delivered to the Collateral Agent mortgages substantially in the form set forth as Exhibit I hereto (as amended, modified or supplemented from time to time, the "Mortgages").

                        (vi) SUBSIDIARY GUARANTY. The Guarantors shall have
            executed and delivered to the Collateral Agent a guaranty substantially in the form set forth as Exhibit J hereto (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty").

                  (b) PROCEEDS OF ISSUANCE OF SENIOR NOTES AND SENIOR SUBORDINATED NOTES. The Borrower shall have received not less $300,000,000 (of which not less than $100,000,000 will be subordinated to the Obligations) in gross proceeds from the issuance of the Senior Notes and the Senior Subordinated Notes and the terms and conditions (including, without limitation, terms and conditions relating to the interest rate, fees, amortization, maturity, subordination, covenants, events of default and remedies) of the Senior Notes and the Senior Subordinated Notes and the respective Indentures and other documents relating thereto, including, without limitation, the guarantees, if any, thereof by the Parent, shall be reasonably satisfactory in all material respects to the Banks.

            (c) OPINIONS OF COUNSEL.

                        (i) The Administrative Agent shall have received a legal
            opinion, dated the Closing Date, from Kirkland & Ellis, counsel to the Loan Parties, substantially in the form set forth as Exhibit K-1 hereto, and the Borrower hereby instructs such counsel to deliver such opinion.

                        (ii) The Administrative Agent shall have received
            favorable legal opinions from local counsel satisfactory to the Administrative Agent in each jurisdiction deemed necessary or advisable by the Administrative Agent which opinions shall be substantially in the form of Exhibit K-2 hereto and shall cover such other matters relating to the Collateral, the Security Documents and the other transactions contemplated hereby as the Administrative Agent shall deem necessary or advisable.

                        (iii) The Administrative Agent shall have received a
            legal opinion, dated the Closing Date, from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent.

            (d) CORPORATE DOCUMENTS. The Administrative Agent shall have received the Articles or Certificate of Incorporation of each of the Loan Parties as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than five days prior to the Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than five days prior to the Closing Date.

            (e) CERTIFIED RESOLUTIONS, ETC. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Loan Parties and dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the By-Laws of such Person as in effect on the Closing Date, (iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, and (iv) that there have been no changes in the Articles or Certificate of Incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

            (f) TRANSACTION DOCUMENTS. The Administrative Agent shall have received executed copies of the Transaction Documents (other than the Loan Documents) and any amendments or supplements thereto, certified as of the Closing Date by an Authorized Officer of the Borrower to be true, correct and complete copies of such documents.

            (g) OFFICER'S CERTIFICATE. The Administrative Agent, the Banks and the Swingline Bank shall have received a certificate of an Authorized Officer of the Borrower, dated the Closing Date, certifying that (i) the Transaction Documents (other than the Loan Documents) are in full force and effect and no material term or condition thereof has been amended from the form thereof delivered to the Administrative Agent, or waived, except as disclosed to the Administrative Agent or its counsel prior to the execution of this Agreement,
(ii) each of the Loan Parties and, to the best of his or her knowledge, the other parties to the Transaction Documents, have performed or complied in all material respects with all agreements and conditions contained in such Transaction Documents and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date, and (iii) subject to the foregoing, neither any Loan Party nor, to the best of his or her knowledge, any such other party is in default in the performance or compliance with any of the terms or provisions thereof, except to the extent that performance thereof or compliance therewith or default has been waived with the prior written consent of the Banks and the Swingline Bank.

            (h) CAPITALIZATION. The Administrative Agent shall be satisfied with the Parent's and the Borrower's capital structure, including the Receivables Program Documents and shall have received and be satisfied with the Borrower's business plan.

            (i) REFINANCING. The Administrative Agent shall have received evidence satisfactory to it that the Refinanced Debt, together with all interest, fees, penalties and other amounts payable in respect thereof, shall have been repaid in full and that all commitments thereunder and agreements relating thereto shall have been terminated.

            (j) INSURANCE. The Administrative Agent shall have received a certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms satisfactory to the Banks and the Swingline Bank, which certificate shall indicate that the Collateral Agent, the Banks and the Swingline Bank are named additional insureds as their interests may appear and shall contain a lenders loss payee endorsement in favor of the Collateral Agent in form and substance satisfactory to the Administrative Agent.

            (k) LIEN SEARCH REPORTS. The Administrative Agent shall have received satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Administrative Agent, the Banks and the Swingline Bank with respect to the Loan Parties in each of the locations set forth on Annex B to the Security Agreement and such other locations as the Administrative Agent may request together with satisfactory searches of the United States Patent and Trademark Office.

            (l) UCC-1 FINANCING STATEMENTS AND MORTGAGE RECORDING. The Administrative Agent shall have received (x) acknowledgment copies (or other evidence of filing) of each UCC-1 financing statement signed by Borrower and the other Loan Parties as debtors naming the Collateral Agent as secured party and filed in the jurisdictions set forth on Annex B to the Security Agreement and such other locations as the Administrative Agent may request, (y) satisfactory evidence of the recording of the Security Agreement in the United States Patent and Trademark Office and (z) satisfactory evidence of the recording of the Mortgages in the necessary filing offices.

            (m) PRO FORMA BALANCE SHEET. The Administrative Agent shall have received a PRO FORMA consolidated balance sheet of the Parent, the Borrower and their respective Subsidiaries, dated as of February 1, 1997, giving effect to the Transactions and the payment or accrual of all Transaction Costs, certified by the Principal Financial Officer of the Borrower.

            (n) PLEDGED STOCK AND PLEDGED NOTES. The Collateral Agent shall have received the original stock certificates evidencing the stock and the original promissory notes evidencing the promissory note obligations, in each case, pledged pursuant to the Pledge Agreement, together with undated stock and promissory note powers duly executed in blank in connection therewith.

            (o) REAL ESTATE SEARCH REPORTS. The Collateral Agent shall have received satisfactory reports of title searches conducted by a search firm satisfactory to the Administrative Agent, the Banks and the Swingline Bank with respect to each of the Mortgaged Properties.

            (p) FINANCIAL STATEMENTS. The Administrative Agent shall have received the audited financial statements of the Parent and the Borrower for the fiscal years ending February 1, 1997, February 1, 1996 and February 1, 1995 and the unaudited financial statements of the Borrower for the fiscal period ending on May 1, 1997.

            (q) ENVIRONMENTAL MATTERS. The Administrative Agent shall be satisfied that neither the Borrower, any of its Subsidiaries nor any Loan Party is subject to any present or contingent environmental liability which could reasonably be expected to have a Material Adverse Effect.

            (r) FUNDS FLOW INSTRUCTIONS. The Administrative Agent shall have received detailed instructions satisfactory to it describing the funds flow in connection with the Transactions on the Closing Date.

            (s) FEES AND EXPENSES. The Administrative Agent shall have received, for its account and for the account of each Bank and the Swingline Bank, as applicable, all Fees and other fees and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses accrued through the Closing Date, of Skadden, Arps, Slate, Meagher & Flom

LLP and any other counsel retained by the Administrative Agent in connection with the transactions contemplated by the Loan Documents.

            (t) CONSENTS, LICENSES, APPROVALS, ETC. The Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, the Loan Parties or any of their respective Subsidiaries, and the validity and enforceability, of the Transaction Documents, or in connection with any of the Transactions, and such consents, licenses and approvals shall be in full force and effect.

            (u) PROJECTIONS. The Administrative Agent shall have received projections prepared by the Parent demonstrating the projected consolidated financial condition and results of operations of the Parent and its Subsidiaries after giving effect to the Transactions, for each fiscal year for the period commencing on the Closing Date and ending on the Final Maturity Date and for each fiscal quarter for the fiscal year ending February 1, 1998, which projections shall be accompanied by a written statement of the assumptions underlying the projections, and all of the foregoing shall be satisfactory to the Banks and the Swingline Bank.

            (v) RECEIVABLES PROGRAM DOCUMENTS. The Administrative Agent shall have received copies of the Receivables Program Documents and shall be satisfied with the terms thereof.

            (w) PURCHASE OF EXISTING SENIOR NOTES AND EXISTING SENIOR SUBORDINATED NOTES. The Borrower shall have purchased not less than 95% of the aggregate principal amount of the Existing Senior Notes and not less than 95% of the aggregate principal amount of the Existing Senior Subordinated Notes, each pursuant to the Tender Offer at prices reasonably satisfactory to the Banks (and, if fewer than 100% of all outstanding Existing Notes shall have been so purchased, the indentures governing each of the Existing Senior Notes and Existing Senior Subordinated Notes shall have been amended in a manner reasonably satisfactory to the Banks in all material respects, which amendments shall, among other things, eliminate substantially all of the restrictive covenants contained therein and shall make such other changes as shall be necessary so that after giving effect thereto and to the consummation of the Transactions, and the other transactions contemplated thereby, no default or event of default would exist thereunder).

            (x) SOLVENCY CERTIFICATE. The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit S hereto executed by the Vice President, Financial Planning or the Chief Financial Officer of the Borrower and the Parent, dated the Closing Date.

            (y) ADDITIONAL MATTERS. The Administrative Agent shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Administrative Agent, any Bank and the Swingline Bank, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Banks and the Swingline Bank.

            SECTION 3.2 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Bank to make any Loan, the obligation of each L/C Bank to issue (or renew or extend pursuant to Section 2.22) any Letter of Credit and the obligation of the Swingline Bank to make a Swingline Loan (each a "Credit Event"), including the initial Credit Event on the Closing Date, is subject to the satisfaction on the date of such Credit Event of the following conditions precedent:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date which representations and warranties shall be true and correct in all material respects as of such date) shall be true and correct in all material respects on such date both before and after giving effect to such Credit Event.

            (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to such Credit Event.

            (c) NO INJUNCTION OR LITIGATION. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation, proceeding or investigation shall be pending or threatened, which in the reasonable judgment of the Banks and the Swingline Bank would (i) enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans or Swingline Loans, the issuance of any Letter of Credit or the Transactions or (ii) affect the legality, validity or enforceability of this Agreement, any of the Loan Documents, the Transaction Documents, the Transactions, or any document to be executed in connection therewith and the Banks shall be satisfied as to any other material litigation and contingent obligations to which the Company or its Subsidiaries may be subject.

            (d) NO MATERIAL ADVERSE CHANGE. No event, act or condition shall have occurred after February 1, 1997 which, in the reasonable judgment of the Required Banks, has had or could reasonably be expected to have a Material Adverse Effect.

            (e) NOTICE OF BORROWING. The Administrative Agent shall have received a fully executed Notice of Borrowing in respect of the Loans (other than Swingline Loans), if any, to be made on such date. In the case of the Swingline Loan, the Administrative Agent shall have received a notice of request for such Swingline Loan in accordance with Section 2.2(e) hereof.

            (f) DOCUMENTATION WITH RESPECT TO LETTERS OF CREDIT. The relevant L/C Bank shall have received a fully executed Letter of Credit Request in respect of the Letters of Credit, if any, to be issued on such date.

            (g) PERMITTED ACQUISITIONS. In the case of any Loan the proceeds of which are to be used to finance in whole or in part a Permitted Acquisition, the Administrative Agent shall have received the certifications required by the definition of Permitted Acquisition to demonstrate that such Permitted Acquisition is permitted by the terms hereof.

            (h) BORROWING SUBSIDIARIES. On the occasion of the initial Loan to be made to any Borrowing Subsidiary, the Administrative Agent shall have received all of the documents required by Section 2.31, in each case in form and substance satisfactory to the Administrative Agent, in respect of such Borrowing Subsidiary and the designation of such Subsidiary as a Borrowing Subsidiary shall have become effective in accordance with the provisions of Section 2.31.

            The acceptance of the proceeds of each Loan or Swingline Loan and the delivery of a Letter of Credit Request shall constitute a representation and warranty by the Borrower to each of the Banks and the Swingline Bank, as the case may be, that all of the conditions required to be satisfied under this
Section 3 in connection with the making of such Loan or Swingline Loan or the issuance of any Letter of Credit have been satisfied.

            All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Section 3, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Banks and the Swingline Bank and, except for the Notes, in sufficient counterparts for each of the Banks and the Swingline Bank, and shall be satisfactory in form and substance to each Bank and the Swingline Bank in its sole discretion.

SECTION 4.  REPRESENTATIONS AND WARRANTIES.

            In order to induce the Administrative Agent, the Collateral Agent, the Swingline Bank, the L/C Banks and Banks to enter into this Agreement and to make the Loans and the Swingline Loans, and in the case of the L/C Banks, to issue Letters of Credit, each of the Parent and the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the Swingline
Loans:

            SECTION 4.1 CORPORATE STATUS. Each Loan Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.2 CORPORATE POWER AND AUTHORITY. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Transaction Documents. Each Loan Party has duly executed and delivered each such Transaction Document, and each such Transaction Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

            SECTION 4.3 NO VIOLATION. Neither the execution, delivery or performance by any Loan Party of the Transaction Documents (other than the Acquisition Documents) to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Transactions (other than the Acquisition), (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Articles or Certificate of Incorporation or By-Laws of any Loan Party. Neither the execution, delivery or performance by any Loan Party of the Acquisition Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Acquisition,
(i) will contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the Articles or Certificate of Incorporation or By-Laws of any Loan Party.

            SECTION 4.4 LITIGATION. There are no actions, suits, investigations or proceedings pending, or to the Parent's or the Borrower's best knowledge, threatened (i) with respect to any of the Transactions or Transaction Documents or (ii) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            SECTION 4.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC. Each of the financial statements delivered pursuant to Sections 3.1(m) and 3.1(p) were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to normally recurring year-end ad justments. As of the Closing Date, no Loan Party has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto other than as set forth on Schedule
6.6 hereto.

            SECTION 4.6 SOLVENCY. On the Closing Date and after giving effect to the Transactions, each Loan Party will be Solvent.

            SECTION 4.7 PROJECTIONS. The projections delivered pursuant to
Section 3.1(u) have been prepared on the basis of the assumptions accompanying them, and such projections and assumptions, as of the date of preparation thereof and as of the Closing Date, are reasonable and represent the Parent's good faith estimate of its future financial performance, it being understood that nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

            SECTION 4.8 MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 4.8, since February 1, 1997 there has occurred no event, act or condition which has had, or could reasonably be expected to have, a Material Adverse Effect.

            SECTION 4.9 USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of each Loan and Swingline Loan will be used by the Borrower and any Borrowing Subsidiary only in accordance with the provisions of Section 2.21. No part of the proceeds of any Loan or Swingline Loan will be used by the Borrower or any Borrowing Subsidiary to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan or Swingline Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

            SECTION 4.10 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with
(i) the execution, delivery and performance of any Transaction Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Transaction Document, except (x) those listed on
Schedule 4.10 that have already been duly made or obtained and remain in full force and effect and (y) the filing of UCC-1 financing statements in the appropriate filing offices and the recording of the Mortgages in the appropriate recording offices.

            SECTION 4.11 SECURITY INTERESTS AND LIENS. The Security Documents create, as security for the Secured Obligations, valid and enforceable Liens on all of the Collateral, in favor of the Collateral Agent for the ratable benefit of the Secured Creditors, and subject to no other Liens other than Liens permitted by Section 6.3 hereunder. Upon the satisfaction of the conditions precedent described in Section 3.1(l), such Liens on the Collateral shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 6.3), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such Liens, other than the filing of continuation statements in accordance with applicable law.

            SECTION 4.12 TAX RETURNS AND PAYMENTS. The Parent and each of its Subsidiaries has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due, other than those not yet delinquent or those that are reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

            SECTION 4.13 ERISA. As of the Closing Date, no Loan Party has any Plans other than those listed on Schedule 4.13. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA) or Reportable Event has occurred with respect to any Plan. As of the Closing Date, Unfunded Benefit Liabilities under the Plans do not, in the aggregate, exceed $6,000,000. As of the Closing Date, neither the Borrower nor any member of its ERISA Controlled Group is a party to or has any responsibility, contingent or otherwise, with respect to any Multiemployer Plan. To the best knowledge of the Borrower and each member of its ERISA Controlled Group, no Multiemployer Plan is or is likely to be in reorganization (as defined in Section 4241 of ERISA or Section 418 of the Code) or is insolvent (as defined in Section 4245 of ERISA) which reorganization or insolvency could reasonably be expected to have a Material Adverse Effect. No liability to the PBGC (other than required premi um payments), the Internal Revenue Service, any Plan or any trust established under Title IV of ERISA has been, or is expected by the Borrower or any member of its ERISA Controlled Group to be, incurred by the Borrower or any member of its ERISA Controlled Group which liability could reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed on Schedule 4.13 hereto, neither the Borrower nor any member of its ERISA Controlled Group has any material contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA or other similar statute. No lien under Section 412(n) of the Code or Section 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Code or
Section 307 of ERISA has been or is reasonably expected by the Borrower or any member of its ERISA Controlled Group to be imposed on the assets of the Borrower or any member of its ERISA Controlled Group.

            SECTION 4.14 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. No Loan Party nor any of its Subsidiaries is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            SECTION 4.15 REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. All representations and warranties made by any Loan Party in the Transaction Documents (other than the Loan Documents), and, to the best of the Borrower's knowledge, all representations made by each other Person in such Transaction Documents, are true and correct in all material respects as of the Closing Date. None of such representations and warranties are inconsistent in any material respect with the representations and warranties of any Loan Party made herein or in any other Loan Document.

            SECTION 4.16 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Administrative Agent, any Bank or the Swingline Bank on or prior to the Closing Date, for purposes of or in connection with this Agreement or any of the Transactions is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Loan Party in writing to the Administrative Agent, any Bank or the Swingline Bank will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. As of the Closing Date, there are no facts, events or conditions known to the Borrower which, individually or in the aggregate, have or could reasonably be expected to have a Material Adverse Effect.

            SECTION 4.17 CORPORATE STRUCTURE; CAPITALIZATION. As of the Closing Date, Schedule 4.17 hereto sets forth, both before and after giving effect to the Transactions to be consummated on the Closing

Date, the number of authorized and issued shares of capital stock of the Parent, the Borrower and each of its Subsidiaries, the par value thereof and, in the case of Subsidiaries, the registered owner(s) thereof. All of such issued stock has been duly and validly issued and is fully paid and non-assessable. Except as set forth in such Schedule, as of the Closing Date neither the Parent, the Borrower nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock nor does the Parent, the Borrower or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

            SECTION 4.18 ENVIRONMENTAL MATTERS. (a) Except as set forth in
Schedule 4.18, (i) each Loan Party and its Subsidiaries are in compliance with all applicable Environmental Laws, (ii) each Loan Party and its Subsidiaries have all Environmental Approvals required to operate their businesses as presently conducted or as reasonably anticipated to be conducted, all such Environmental Approvals are in effect, no appeal or other action is pending to revoke any such Environmental Approval, and each Loan Party and each of its Subsidiaries are in full compliance with all terms and conditions of such Environmental Approvals, (iii) no Loan Party, its Subsidiaries nor any of their Environmental Affiliates has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that a Loan Party or such Subsidiary or Environmental Affiliate is not in full compliance with all Environmental Laws, and (iv) to the Parent's and the Borrower's best knowledge after due inquiry, there are no circumstances that may prevent or interfere with such full compliance in the future.

            (b) Except as set forth in Schedule 4.18, there is no Environmental Claim pending or threatened against any Loan Party, any of its Subsidiaries or any Environmental Affiliate.

            (c) Except as set forth in Schedule 4.18, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claims against any Loan Party, any of its Subsidiaries or any of their Environmental Affiliates, which Environmental Claims, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (d) No Release or Cleanup has occurred at any property currently or formerly owned or leased by any Loan Party or its Subsidiaries that could reasonably be expected to result in the assertion or creation of a Lien on said property by any governmental body or agency with respect thereto, nor has any such assertion of a Lien been made by any governmental body or agency with respect thereto.

            (e) The Borrower has heretofore delivered true and correct copies of all environmental studies, assessments or reports conducted of the Parent or any of its Subsidiaries and of each property currently or formerly owned or operated by the Parent or any of its Subsidiaries, including but not necessarily limited to Phase I or Phase II environmental assessments, underground storage tank investigation reports, or asbestos surveys, that were prepared within the last five years, except that such time limitation shall not apply to asbestos surveys.

            (f) Without in any way limiting the generality of the foregoing, except as disclosed in Schedule 4.18, (i) there are no underground storage tanks located on property owned or leased by any Loan Party or any of its Subsidiaries and (ii) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Borrower or any of its Subsidiaries.

            SECTION 4.19 INSURANCE. Schedule 4.19 sets forth a complete and accurate description of all policies of insurance maintained by the Parent and its Subsidiaries as of the Closing Date. The Borrower has paid all premiums due on or prior to the Closing Date in respect of such policies and all such policies are in full force and effect.

            SECTION 4.20 PATENTS, TRADEMARKS, ETC. Each Loan Party and its Subsidiaries has obtained and holds in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are reasonably necessary for the operation of its business as presently conducted. No material product, process, method, substance, part or other material presently sold by or employed by any Loan Party or any of its Subsidiaries in connec tion with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person. There is not pending or overtly threatened any claim or litigation against or affecting any Loan Party or any of its Subsidiaries contesting its right to sell or use any such product, process, method, substance, part or other material which would be reasonably likely to have a Material Adverse Effect.

            SECTION 4.21 OWNERSHIP OF PROPERTY. Schedule 4.21 sets forth all the real property owned or leased by the Parent or any of its Subsidiaries as of the Closing Date and identifies the street address, whether such property is leased or owned and, if owned, the current owner thereof. The Parent and its Subsidiaries have good and marketable fee simple title to or valid leasehold interests in all of such real property and good title or valid leasehold interests to all of their personal property subject to no Lien of any kind except Liens permitted hereby. The Parent and its Subsidiaries enjoy peaceful and undisturbed possession under all of their respective leases, except where the failure would not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.22 NO DEFAULT. No Loan Party nor any of its Subsidiaries is in default under or with respect to any Transaction Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default exists.

            SECTION 4.23 LICENSES, ETC. Each Loan Party and its Subsidiaries have obtained and hold in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, easements, rights of way and other rights, consents and approvals which are reasonably necessary for the operation of their respective businesses as presently conducted.

            SECTION 4.24 COMPLIANCE WITH LAW. Each Loan Party and each of its Subsidiaries is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees except where such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            SECTION 4.25 NO BURDENSOME RESTRICTIONS. No Loan Party nor any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            SECTION 4.26 LABOR MATTERS. Except as set forth on Schedule 4.26, as of the Closing Date there are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any of its Subsidiaries. None of the Loan Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years and to the best knowledge of such Persons, there are none now threatened.

            Section 4.27 PARENT BUSINESS. As of the Closing Date, the Parent conducts no business other than the ownership of 100% of the capital stock of the Borrower and has no assets or liabilities other than those reflected in the financial statements previously delivered to the Banks. At any time after the Closing Date, the Parent conducts no business other than that expressly permitted by the terms of this Agreement, including, without limitation, the consummation of, and ownership of Subsidiaries purchased or created pursuant to, Permitted Acquisitions.

SECTION 5.  AFFIRMATIVE COVENANTS.

            The Parent and the Borrower covenant and agree that on and after the Closing Date and until the Total Commitment has terminated, and the Obligations are paid in full:

            SECTION 5.1 INFORMATION COVENANTS. With respect to the information required to be delivered pursuant to clauses (a) through (d) below, the Borrower shall furnish to the Administrative Agent sufficient copies of such information for the Administrative Agent to promptly furnish such information to the Banks and with respect to the information required to be delivered in clauses (e) through (k), the Borrower shall furnish to each Bank, the Swingline Bank and to the Administrative Agent:

            (a) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of each quarterly accounting period in each fiscal year of the Parent (other than the fourth quarterly accounting period), the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of income, cash flow and shareholders' equity and consolidating statements of income, for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in the case of such consolidated statements of income setting forth comparative figures for the related periods in the prior fiscal year.

            (b) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of the Parent, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, cash flow and shareholders' equity and consolidating statements of income for such fiscal year, setting forth, in the case of such consolidated financial statements, comparative figures for the preceding fiscal year and, with respect to such consolidated financial statements, certified without qualification by Price Waterhouse or any other "big six" accounting firm or any other independent certified public accountants of recognized national standing reasonably acceptable to the Required Banks, in each case together with a report of such accounting firm stating that in the course of its regular audit of the consolidated financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default under Section 6.1, or if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

            (c) MONTHLY FINANCIAL STATEMENTS. Within 30 days after the end of each monthly reporting period in the twelve month period following the Closing Date, the consolidated and consolidating balance sheet of the Parent and its Subsidiaries as at the end of such monthly reporting period and the related consolidated and consolidating statements of income for such monthly reporting period and for the elapsed portion of current fiscal year ended on the last day of such monthly reporting period, and in each case setting forth, in the case of such consolidated financial statements, comparative figures for the related periods in the prior fiscal year, including, without limitation, a division sales analysis in the form of Exhibit P attached hereto.

            (d) MANAGEMENT LETTERS. Promptly after the Borrower's or the Parent's receipt thereof, a copy of any "management letter" or other material report received by the Borrower or the Parent from its certified public accountants.

            (e) BUDGETS. Within 45 days after the first day of each fiscal year of the Parent, a quarterly budget and quarterly financial forecast of results of operations and sources and uses of cash (in form satisfactory to the Required Banks) for the Parent and its Subsidiaries and for the Borrower and its Subsidiaries prepared by the Parent for such fiscal year, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the Principal Financial Officer of the Parent to the effect that such budget and financial forecast and assumptions are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The financial statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause
(e) together with an explanation of any material variations from the results anticipated in such forecasts.

            (f) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements under clauses (a), (b) and (c) above, a compliance certificate of the Principal Financial Officer of the Borrower in the form of Exhibit L (a "Compliance Certificate") which certifies that such financial statements fairly present the financial condition and the results of operations of the Parent and the Borrower and their respective Subsidiaries on the dates and for the periods indicated, subject, in the case of interim financial statements, to normally recurring year-end adjustments and at the time of delivery of the financial statements under clauses (a) and (b) above such Compliance Certificate shall certify that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Parent and the Borrower and their respective Subsidiaries during the accounting period covered by such financial statements, and that as a result of such review such officer has concluded that no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower has taken or proposes to take in respect thereof. The Compliance Certificate delivered pursuant to the financial statements delivered under clauses (a) and (b) above shall also set forth the calculations as required to establish (i) whether the Parent was in compliance with the provisions of
Section 6.1 during and as at the end of the accounting period covered by the financial statements accompanied by such certificate, (ii) the Adjusted Leverage Ratio as in effect on the date of such statements for purposes of determining the Margin Percentage, and (iii) the amount of the Borrower's Share of Excess Cash Flow and Retained Equity Proceeds as of the date of such statements. At the time of delivery of the financial statements delivered pursuant to clause (b) above, the Borrower shall furnish a certificate in the form of Exhibit M hereto (the "Excess Cash Flow Certificate") of the Principal Financial Officer of the Borrower setting forth the calculation of the amount of Excess Cash Flow for the relevant fiscal year.

            (g) NOTICE OF DEFAULT OR LITIGATION. Promptly and in any event within three Business Days after any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any litigation or governmental proceeding pending or threatened against any Loan Party which could reasonably be expected to result in a Material Adverse Effect and (iii) any other event, act or condition which could reasonably be expected to result in a Material Adverse Effect.

            (h) ERISA.

                        (i) As soon as possible and in any event within 10 days
            after any Loan Party or any member of its ERISA Controlled Group knows, that:

                                    (A) any Termination Event has occurred or
                        will occur, or

                                    (B) any condition exists with respect to a
                        Plan which, in the case of an ERISA Plan, presents a material risk of termination of the ERISA Plan and, in the case of any Plan, presents a material risk of the imposition of a material excise tax or other liability on any Loan Party or any member of its ERISA Controlled Group, or

                                    (C) any Loan Party or any member of its
                        ERISA Controlled Group has applied for a waiver of the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or

                                    (D) any Loan Party or any member of its
                        ERISA Controlled Group has engaged in a "prohibited transaction," as defined in Section 4975 of the Code or as described in Section 406 of ERISA, that is not exempt under Section 4975 of the Code and Section 408 of ERISA where such transaction could reasonably be expected to have a Material Adverse Effect, or

                                    (E) the aggregate present value of the
                        Unfunded Benefit Liabilities under all Plans has in any year increased to an amount in excess of $10,000,000, or

                                    (F) any condition exists with respect to a
                        Multiemployer Plan which presents a material risk of a partial or complete withdrawal (as described in Section 4203 or 4205 of ERISA) by any Loan Party or any member of its ERISA Controlled Group from a Multiemployer Plan that would have a Material Adverse Effect, or

                                    (G) any Loan Party or any member of its
                        ERISA Controlled Group is in "default" (as defined in
                        Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or

                                    (H) a Multiemployer Plan is in
                        "reorganization" (as defined in Section 418 of the Code or Section 4241 of ERISA) or is "insolvent" (as defined in Section 4245 of ERISA), or

                                    (I) the potential withdrawal liability (as
                        determined in accordance with Title IV of ERISA) of any Loan Party and the members of its ERISA Controlled Group with respect to all Multiemployer Plans has in any year increased to an amount in excess of $5,000,000, or

                                    (J) there is an action brought against any
                        Loan Party or any member of its ERISA Controlled Group under Section 502 of ERISA with respect to its failure to comply with Section 515 of ERISA,

                              a certificate of an Authorized Officer of the Borrower setting forth the details of each of the events described in clauses (A) through (F) above as applicable and the action which the Borrower or the applicable member of its ERISA Controlled Group has taken or proposes to take with respect thereto, together with a copy of any notice or filing from the PBGC or which may be required by the PBGC or other agency of the United States government with respect to each of the events described in claus es (A) through (J) above, as applicable.

                        (ii) As soon as possible and in any event (i) within
            three Business Days after the receipt by any Loan Party or (ii) within ten Business Days after the receipt by any member of its ERISA Controlled Group of a demand letter from the PBGC notifying such Loan Party or such member of its ERISA Controlled Group of its final decision finding liability and the date by which such liability must be paid, a copy of such letter, together with a certificate of the president or Principal Financial Officer of the Borrower setting forth the action which such Loan Party or such member of its ERISA Controlled Group has taken or proposes to take with respect thereto.

                        (i) SEC FILINGS. Promptly upon transmission thereof,
            copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefore or which any Loan Party shall send to its stockholders.

                        (j) ENVIRONMENTAL. Promptly and in any event within two
            Business Days after the existence of any of the following conditions, a certificate of an Authorized Officer of the Borrower specifying in detail the nature of such condition and the applicable Loan Party's proposed response thereto: (i) the receipt by any Loan Party of any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that such Loan Party or an Environmental Affiliate is not in compliance with applicable Environmental Laws, or (ii) any Loan Party shall obtain actual knowledge that there exists any Environmental Claim pending or threatened against such Loan Party or Environmental Affiliate.

                        (k) OTHER INFORMATION. From time to time, such other
            information or documents (financial or otherwise) as the Administrative Agent or any Bank may reasonably request.

            SECTION 5.2 BOOKS, RECORDS AND INSPECTIONS. Each Loan Party shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Bank to visit and inspect any of its properties, and to examine its books of record and account, and discuss the affairs, finances and accounts of each Loan Party or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice and at such reasonable times as such Bank may desire. Nothing contained in this Section 5.2 shall preclude any Loan Party from attending any meeting with such Loan Party's independent accountants.

            SECTION 5.3 MAINTENANCE OF INSURANCE. Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date as set forth on Schedule 4.19, (b) maintain the Administrative Agent and the Banks as named additional insureds and loss payees in respect of such insurance at least to the extent the Administrative Agent and the Banks are so named on the Closing Date, and (c) furnish to each Bank from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as such Bank may reasonably request.

            SECTION 5.4 TAXES. (a) Each Loan Party shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, when due, all taxes, charges and assessments and all other lawful claims required to be paid by such Loan Party or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been established with respect thereto in accordance with GAAP.

            (b) No Loan Party shall, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated tax return with any Person (other than the Borrower and its Subsidiaries and the Parent).

            SECTION 5.5 CORPORATE FRANCHISES. Each Loan Party shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals except where the failure to so preserve any of the foregoing (other than existence) could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.6 COMPLIANCE WITH LAW. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, all Environmental Laws, except such non-compliance as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.7 PERFORMANCE OF OBLIGATIONS. Each Loan Party shall, and shall cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party if the failure to so perform, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.8 MAINTENANCE OF PROPERTIES. Each Loan Party shall, and shall cause each of its Subsidiaries to, ensure that its properties reasonably necessary to its business are kept in good repair, working order and condition, normal wear and tear excepted, except to the extent no Material Adverse Effect could result therefrom.

            SECTION 5.9 FURTHER ASSURANCES. (a) The Parent shall, and shall cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust), that may be required under applicable law or which the Required Banks, the Administrative Agent or the Collateral Agent may reasonably request, in order to effectuate the Transac tions and in order to grant, preserve, protect and perfect the validity and first priority of the Liens created or intended to be created by the Security Documents.

            (b) In addition, from time to time, each Loan Party, at its own cost and expense, will promptly secure the Secured Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to its assets and properties (and the assets and properties of its Subsidiaries) of a nature similar to the Collateral as of the Closing Date as the Administrative Agent or the Required Banks shall reasonably request (it being understood that it is the intent of the parties that the Secured Obligations shall be secured by, among other things, substantially all such assets of the Loan Parties granted pursuant to the Security Documents (including those acquired subsequent to the Closing Date)). Such Liens will be created under the Security Documents or such other security agreements, mortgages, deeds of trust and other instruments and documents as are satisfactory to the Collateral Agent, and each Loan Party shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies, surveys and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section 5.9. The Borrower agrees to provide such evidence as the Collateral Agent or the Required Banks shall reasonably request as to the perfection and priority status of each such Lien. In connection with any additional Liens in respect of real property, the Borrower shall upon request by the Adminis trative Agent or the Required Banks, at its expense, cause to be delivered to the Administrative Agent satisfactory real estate appraisals. Notwithstanding the foregoing, mortgages shall only be required on Material Real Estate.

            (c) The Parent shall cause each Material Subsidiary incorporated or organized after the Closing Date (other than a Receivables Subsidiary) to promptly execute and deliver a counterpart of the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement and any other instruments or documents related thereto as the Collateral Agent shall reasonably request, and in the case of any such Material Subsidiary which is not a Subsidiary of the Borrower, to become a Borrowing Subsidiary as provided in Section 2.31, in each case within 30 days of such Person's having become a Subsidiary.

            SECTION 5.10 REQUIRED APPRAISALS. In the event that the Administrative Agent or the Required Banks at any time after the Closing Date determine in their sole discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulations, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 60 days (or such earlier period as may be required by law) after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, the Borrower shall cause such Required Appraisal to be delivered, at the expense of the Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

            SECTION 5.11 RECEIVABLES PROGRAM REFINANCINGS. On or prior to June 30 of each year commencing June 30, 2000, the Borrower shall furnish evidence reasonably satisfactory to the Required Banks demonstrating either (x) that the Borrower has refinanced, extended, renewed or replaced the Receivables Program, or has written binding commitments therefor, in either case in such amounts and pursuant to such terms and provisions as are sufficient to provide the Borrower with sufficient liquidity for the twelve months following such date or (y) that on a Pro Forma Basis, it shall have sufficient liquidity for such twelve month period without the renewal, refinancing, extension or replacement of the Receivables Program.

            SECTION 5.12 MAINTENANCE OF CORPORATE SEPARATENESS. The Parent will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. Other than pursuant to any Parent Guaranty or Subsidiary Guaranty entered into pursuant to this Agreement, neither the Parent nor any of its Subsid iaries shall make any payment to a creditor of any other Subsidiary in respect of any liability of any such Subsidiary, and no bank account of any Subsidiary shall be commingled with any bank account of the Parent or any other Subsidiary. Any financial statements distributed to any creditors of any Subsidiary shall clearly establish or indicate the corporate separateness of such Subsidiary from the Parent and its other Subsidiaries. Finally, neither the Parent nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Parent or any of its Subsidiaries being ignored, or in the assets and liabilities of the Parent or any of its Subsidiaries being substantively consolidated with those of any other such Person in a bankruptcy, reorganization or other insolvency proceeding.

SECTION 6.  NEGATIVE COVENANTS.

            Each of the Parent and the Borrower covenants and agrees that on and after the Closing Date until the Total Commitment has terminated, and the Obligations are paid in full:

            SECTION 6.1 FINANCIAL COVENANTS.

                        (a) LEVERAGE RATIOS. (i) The Parent shall not permit the
            Adjusted Leverage Ratio, as of the last day of each four consecutive fiscal quarter period ended during the time periods set forth below (taken as one accounting period), to exceed the ratio set forth below:


            DATE                                RATIO
            ----                                -----

            From the Closing Date until         4.5:1
            the third anniversary of the
            Closing Date

            From the third anniversary of       4.0:1
            the Closing Date and thereafter


                                    (ii) The Parent shall not permit the ratio
                        of Consolidated Total Senior Debt to Consolidated Adjusted EBITDA, as of the last day of each four consecutive fiscal quarter period ended during the time periods set forth below (taken as one accounting period) to exceed the ratio set forth below:

            DATE                                RATIO
            ----                                -----
            From the Closing Date until         4.0:1
            the third anniversary of the
            Closing Date

            From the third anniversary of       3.5:1
            the Closing Date and thereafter

                        (b) INTEREST COVERAGE RATIO. The Parent shall not permit
            the ratio of Consolidated EBITDA to Consolidated Interest Expense for each four consecutive fiscal quarter period ended during the time periods set forth below (taken as one accounting period), to be less than the ratio set forth below:

                FOUR FISCAL
            QUARTERS ENDING ON                  RATIO
            ------------------                  -----
            From the Closing Date               2.25:1
            until the first anniversary
            of the Closing Date

            From the first anniversary          2.5:1
            of the Closing Date until
            the third anniversary of the
            Closing Date

            From the third anniversary          3.0:1
            of the Closing Date and thereafter

                        (c) FIXED CHARGE COVERAGE RATIO. The Parent shall not
            permit the ratio of (x) the sum of (i) Consolidated EBITDA plus (ii) Consolidated Rental Expense to (y) Consolidated Fixed Charges for each four consecutive fiscal quarter period (taken as one accounting period), ending on or after the Closing Date to be less than 1.25:1.

                        (d) CAPITAL EXPENDITURES. The Parent and the Borrower
            shall not make or incur (or commit to make or incur) and shall not permit any of its Subsidiaries to make or incur (or commit to make or incur) any Capital Expenditures, except Capital Expenditures of the Parent and its Subsidiaries in any fiscal year of the Borrower set forth below not in excess, in the aggregate of the amount (the "Maximum Amount") set forth below opposite such fiscal year:

         FISCAL YEAR ENDING
       CLOSEST TO DECEMBER 31                    MAXIMUM AMOUNT
       ----------------------                    --------------
                1997                               70,000,000
                1998                               67,000,000
                1999                               63,000,000
                2000                               70,000,000
                2001                               76,000,000
                2002                               84,000,000

PROVIDED that (a) up to $15,000,000 of any Capital Expenditures permitted to be incurred during any fiscal year and not made in such fiscal year may be carried over and expended during the next succeeding fiscal year (it being understood and agreed that any Capital Expenditures made during such next succeeding fiscal year shall count, FIRST, against the amount permitted to be carried over to such next succeeding fiscal year pursuant to this proviso and, SECOND, against any amounts permitted to be made during such next succeeding fiscal year as set forth in the table above) and (b) the amount of Capital Expenditures permitted to be incurred during any fiscal year may be increased to the extent of the then available Retained Equity Proceeds and the Borrower's Share of Excess Cash Flow. Any Permitted Acquisition that would otherwise constitute a Capital Expenditure in accordance with GAAP shall not be included in the computation of the amount of Capital Expenditures permitted under this Section 6.1(d). Upon the occurrence of a Permitted Acquisition (other than the Acquisition), the Banks hereby agree that the Maximum Amount for the fiscal year in which such Permitted Acquisition occurs (the "Subject Year") and each fiscal year thereafter will increase by $20,000 per store (net of any stores scheduled to be closed as a result of such Permitted Acquisition) being acquired pursuant to such Permitted Acquisition, with the amount of such increase for the Subject Year to be proportionately decreased by multiplying such amount by a fraction where the numerator equals the remaining number of full months remaining in the Subject Year and the denominator is twelve.

            SECTION 6.2 INDEBTEDNESS. The Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

            (a) Indebtedness hereunder and under the other Loan Documents and any Indebtedness, if any, in relation to the Receivables Program;

            (b) Indebtedness outstanding on the Closing Date and set forth on
Schedule 6.2 hereto (including, without limitation, the Senior Notes and the Senior Subordinated Notes, including the guarantees thereof by the Parent, in the aggregate principal amount not in excess of $300,000,000);

            (c) Indebtedness of the Borrower or any of its Subsidiaries permitted under Section 6.6;

            (d) Indebtedness of the Borrower or any of its Subsidiaries with respect to Capital Leases and other purchase money Indebtedness, in each case incurred to finance Capital Expenditures permitted under Section 6.1(d), not in excess of $6,000,000 in the aggregate at any one time outstanding; provided that any such Indebtedness shall not exceed the purchase price or the fair market value of the asset so financed;

                  (e) Other Indebtedness created, incurred or assumed by the Borrower after the date hereof not enumerated in clauses (a) through (d) above, provided that (i) the aggregate outstanding principal amount of such Indebtedness shall not exceed $50,000,000 at any one time outstanding (less the amount by which the remaining outstanding principal amount of the Existing Notes from time to time exceeds $1,000,000); (ii) up to $25,000,000 may be used for the increase of the Total Revolving Loan Commitment pursuant to Section 2.30; and (iii) to the extent the Indebtedness permitted to be incurred by this clause
(e) is not utilized to increase the Total Revolving Loan Commitment, such Indebtedness shall be Permitted Subordinated Debt;

            (f) Indebtedness incurred in the ordinary course of business owed by
(x) Subsidiaries of the Borrower to the Borrower or (y) by any Loan Party to any other Loan Party;

            (g) Unsecured letters of credit in an aggregate stated amount equal to the L/C Sublimit minus the Letter of Credit Outstandings;

            (h) Permitted Acquired Indebtedness;

            (i) Any other unsecured Indebtedness of the Parent and its Subsidiaries in an aggregate outstanding principal amount not to exceed at any time $1,000,000; and

            (j) Indebtedness of the Borrower resulting from the refinancing of Indebtedness permitted by Sections (b) through (i) above; PROVIDED, HOWEVER, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal or face amount of the Indebtedness refinanced thereby on such date; (ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased; (iii) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive in any material respect than the Indebtedness being refinanced and do not conflict in any material respect with the provisions of this Agreement and (iv) such refinancing Indebtedness is otherwise upon terms and conditions no more onerous or restrictive in any material respect (as determined by the Required Banks) on the Borrower than the Indebtedness being refinanced.

            SECTION 6.3 LIENS. The Parent shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than:

            (a) Liens existing on the Closing Date and set forth on Schedule 6.3 hereto;

            (b) Liens created or contemplated by the Receivables Program Documents on the Receivables of the Borrower and its Subsidiaries transferred to the Receivables Subsidiary pursuant thereto;

            (c) inchoate Liens for taxes, assessments or governmental charges not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

            (d) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA or pursuant to any Environmental Law) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted or which are solely informational in nature and do not, and do not purport to, create a security interest;

            (e) Liens (other than any Lien imposed by ERISA or pursuant to any Environmental Law) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

            (f) Easements (including construction, operating and reciprocal easement agreements), rights-of-way, zoning and similar restrictions and other similar charges, covenants or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the Liens of the Collateral Agent or the Banks therein;

            (g) Liens granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents securing the Secured Obligations;

            (h) Judgment Liens so long as the claims secured thereby do not exceed $10,000,000 in the aggregate and are being contested in good faith pursuant to appropriate proceedings;

            (i) Liens created pursuant to Capital Leases and to secure other purchase-money Indebtedness permitted pursuant to Section 6.2(d), PROVIDED that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease or other purchase-money Indebtedness; and

            (j) Liens in addition to those listed above provided that the obligations secured thereby shall not exceed $50,000 for any such Lien or $1,000,000 in the aggregate for all such Liens.

            SECTION 6.4 RESTRICTION ON FUNDAMENTAL CHANGES.

            (a) The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) as otherwise permitted under
Section 6.5, and (ii) any wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other wholly-owned Subsidiary of the Borrower.

            (b) The Parent shall not and shall not permit any of its Subsidiaries to, amend its certificate of incorporation or by-laws to the extent such amendment is adverse to the Banks in any respect.

            SECTION 6.5 SALE OF ASSETS. The Parent shall not, and shall not permit any of its Subsidiaries to, convey, lease, sell, transfer or otherwise dispose of (or agree to do so at any future time) all or any part of its property or assets, except (i) sales of inventory in the ordinary course of business; (ii) sales in the ordinary course of business of furniture, fixtures, leasehold improvements and equipment which, consistent with past practice, is uneconomic, obsolete or no longer useful in its business; (iii) sales of Receivables pursuant to and in accordance with the provisions of the Receivables Program Documents; and (iv) sales of other assets of the Borrower and its Subsidiaries PROVIDED that (x) at least 80% of the aggregate consideration therefor shall be in the form of cash or Cash Equivalents, (y) the aggregate Net Cash Proceeds or net book value, whichever is greater, of all assets sold or otherwise disposed of pursuant to this clause (iv) shall not exceed 5% of Consolidated Net Tangible Assets during any fiscal year of the Borrower and (z) the Net Cash Proceeds of each such sale are applied in accordance with the provisions of Sections 2.12(a).

            SECTION 6.6 CONTINGENT OBLIGATIONS. The Parent shall not, and shall not permit any of its Subsidiaries to, create or become or be liable with respect to any Contingent Obligation, except:

            (a) pursuant to the Parent Guaranty, Subsidiary Guaranty, the Security Documents or the Receivables Program Documents; and

            (b) Contingent Obligations which are in existence on the Closing Date and which are set forth on Schedule 6.6, including, without limitation, the guarantees, if any, by the Borrower of the Senior Notes and the Senior Subordinated Notes.

            SECTION 6.7 DIVIDENDS. The Parent shall not, and shall not permit any of its Subsidiaries to (x) make any Restricted Payment or (y) declare or pay any dividends (other than dividends payable solely in common stock), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or set aside any funds for any of the foregoing purposes (all the foregoing "Dividends"), except that

            (a) Dividends may be made to the Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries;

            (b) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof) the Borrower may make Restricted Payments to the Parent, so long as the proceeds thereof are promptly used by the Parent to pay operating and administrative expenses in the ordinary course of business and other similar corporate overhead costs and expenses; PROVIDED that the maximum amount of Restricted Payments made pursuant to this clause (b) in any fiscal year of the Borrower shall not exceed $500,000 in the aggregate and shall only be made if there exists no Default or Event of Default (both before and after giving effect to the payment thereof);

            (c) so long as the Borrower is a member of the same consolidated group as the Parent for federal income tax purposes, payments required by such Person pursuant to the Tax Sharing Agreement as in effect on the Closing Date and delivered to the Administrative Agent pursuant to Section 3.1(f) shall be permitted; and

            (d) the Parent may make, and the Borrower may pay cash Restricted Payments to the Parent to enable the Parent to make, payments to repurchase the Parent's common stock and/or options to purchase the Parent's common stock held by directors, executive officers, member of management or employees of the Parent or any of its Affiliates upon the death, disability, retirement or termination of such director, executive officers, member of management or employee, so long as (x) no Default or Event of Default then exists or would exist after giving effect thereto and (y) the aggregate net amount of cash expended by the Borrower and the Parent pursuant to this clause (v) in any fiscal year shall not exceed $2,000,000.

            SECTION 6.8 ADVANCES, INVESTMENTS AND LOANS. The Parent shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or purchase all or substantially all of the assets of, or make any capital contribution to any Person (each an "Investment"), except that the following shall be permitted:

            (a) accounts receivable owned by the Parent and its Subsidiaries, if created in the ordinary course of the business of the Parent and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

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            (b) (i) intercompany loans and advances permitted by Section 6.2(f)
and (ii) loans by the Borrower to the Parent to finance the cash portion of Permitted Acquisitions, the proceeds of which shall be used within one Business Day directly or indirectly by the Parent to consummate such Permitted Acquisition, which loans shall be evidenced by an Intercompany Note pledged by the Borrower to the Collateral Agent under the Pledge Agreement;

            (c) loans and advances by the Borrower and its Subsidiaries to their employees in the ordinary course of its business not exceeding $5,000,000 in the aggregate at any one time outstanding;

            (d) Investments by the Borrower in the Receivables Subsidiary to the extent contemplated by the Receivables Program;

            (e) evidences of Indebtedness issued by the purchaser of assets and received by the Borrower or any of its Subsidiaries in connection with asset sales to the extent permitted by Section 6.5(iv);

            (f) extensions of credit to the customers of the Parent or its Subsidiaries in the ordinary course of the business of the Parent or such Subsidiary pursuant to any credit card programs to enable such customer to purchase inventory from the Parent or any of its Subsidiaries;

            (g) Investments by the Parent or the Borrower constituting a Permitted Acquisition and related Investments by the Parent or the Borrower in one or more of their Subsidiaries in connection with, and substantially contemporaneously with, such Permitted Acquisition; PROVIDED that the Parent and the Borrower shall have complied with all of the terms and conditions set forth in the definition of Permitted Acquisition;

            (h) other Investments by the Parent, the Borrower or any Subsidiary not to exceed $5,000,000 in any fiscal year of the Borrower;

            (i) Investments in customers of the Parent or its Subsidiaries received in the ordinary course of business in exchange for receivables owed by such customer to the Parent or such Subsidiary as a result of the workout of such receivable or the bankruptcy of such customer; and

            (j) the Borrower and its Subsidiaries may acquire and hold Cash Equivalents.

            SECTION 6.9 TRANSACTIONS WITH AFFILIATES. The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate (other than a Loan Party), other than (i) on terms and conditions substantially as favorable to the Parent or such Subsidiary as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (ii) pursuant to the Receivables Program, (iii) Restricted Payments permitted to be paid to the extent provided in Section 6.7,
(iv) leases in existence on the date hereof entered into with PR Investments and described on Schedule 6.9 hereto, (v) the consulting agreement dated as of February 1, 1997, by and among the Parent and Bernie Fuchs and described on
Schedule 6.9 hereto, and (vi) those Investments permitted pursuant to Section
6.8.

            SECTION 6.10 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF CERTAIN DOCUMENTS. The Parent shall not, and shall not permit any of its Subsidiaries to, (a) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Indebtedness other than
(i) the Indebtedness hereunder and under the other Loan Documents and (ii) so long as no Default or Event of Default has occurred and is continuing, any Indebtedness

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outstanding under the Existing Notes; PROVIDED that the amount to be paid for each $1,000 principal amount of Existing Notes shall not exceed the amount to be paid for a corresponding amount of the Existing Notes pursuant to the Tender Offer, (b) amend, modify, supplement, or waive, or permit the amendment, modification, supplementation, or waiver of, any provision of any Transaction Document (other than the Loan Documents) PROVIDED, HOWEVER, that the Receivables Program Documents and the Acquisition Documents may be amended, modified, supplemented or waived in a manner not materially adverse to the Administrative Agent or the Banks or (c) resign as Servicer under the Receivables Program.

            SECTION 6.11 CHANGES IN BUSINESS. The Parent shall not, and shall not permit any of its Subsidiaries to, enter into any business which is substantially different from, or not reasonably incidental to, that conducted by the Parent or such Subsidiary, as the case may be, on the Closing Date after giving effect to the Transactions; PROVIDED that the Parent shall not incur, and shall not become liable with respect to, any Indebtedness other than as expressly permitted pursuant to Section 6.2.

            SECTION 6.12 CERTAIN RESTRICTIONS. The Parent shall not, and shall not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any agreement (other than the Transaction Documents and agreements evidencing Indebtedness outstanding on the Closing Date, in each case as in effect on the Closing Date) which restricts the ability of the Parent or any of its Subsidiaries (other than the Receivables Subsidiary) to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets (other than the Receivables), (c) create, incur, assume or suffer to exist any Lien upon any of its property (other than the Receivables), (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) pay any Dividend, provided that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby shall be permitted. The Parent shall not, and shall not permit any of its Subsidiaries or any Person controlling the Borrower to, enter into any amendment of the Receivables Program Documents as in effect on the Closing Date or any refinancing of the Receivables Program that would materially and adversely affect any Loan Party's ability to perform its Obligations under this Agreement or any other Loan Document.

            SECTION 6.13 SALES AND LEASEBACKS. The Parent shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Parent or such Subsidiary has sold or transferred or is to sell or transfer to any other Person, or (ii) which the Parent or such Subsidiary intends to use for sub stantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to any other Person in connection with such Lease.

            SECTION 6.14 PLANS. The Parent shall not, nor shall it permit any member of its ERISA Controlled Group to, take any action which would increase the aggregate present value of the Unfunded Benefit Liabilities under all Plans to an amount in excess of $15,000,000.

            SECTION 6.15 LIMITATION ON DISPOSITIONS OF SUBSIDIARY STOCK. The Parent shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of, or issue or permit any of its Subsidiaries to issue to any other Person, any shares of capital stock or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any of their Subsidiaries except
(i) to the extent permitted by the Security Documents, (ii) to qualify directors if and to the extent required by applicable law, (iii) to the Borrower or any wholly-owned Subsidiary of the Borrower and (iv) sales of equity securities pursuant to the Receivables Program as in effect on the date hereof.

            SECTION 6.16 FISCAL YEAR; FISCAL QUARTER. The Parent shall not, and shall not permit any of its Subsidiaries to, change its fiscal year or any of its fiscal quarters, except that any Subsidiary acquired after

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the date hereof shall be permitted to change its fiscal quarters and fiscal year to conform to the fiscal quarters and fiscal year of the Parent.

SECTION 7.  EVENTS OF DEFAULT.

            SECTION 7.1 EVENTS OF DEFAULT. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

            (a) FAILURE TO MAKE PAYMENTS. The Borrower or any Borrowing Subsidiary shall (i) default in the payment when due of any principal of the Loans or Swingline Loans, (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on the Loans or Swingline Loans or in the payment when due of any Fees or any other amounts owing hereunder or (iii) default in the payment within two Business Days of when due, of any reimbursement obligation in respect of the honoring or drawing under any Letter of Credit.

            (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made.

            (c) BREACH OF COVENANTS.

                        (i) Any Loan Party shall fail to perform or observe any
            agreement, covenant or obligation arising under Sections 5.1(g), 5.5 or 6.

                        (ii) Any Loan Party shall fail to perform or observe any
            agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue for fifteen days.

                        (iii) Any Loan Party shall fail to perform or observe
            any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of the applicable grace period, if any, provided therein.

            (d) DEFAULT UNDER OTHER AGREEMENTS. Any Loan Party shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of any Indebtedness (other than the Obligations) in the aggregate principal amount of $2,000,000 or more; or any Loan Party shall default in the performance or observance of any obligation or condition with respect to any such Indebtedness or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

            (e) RECEIVABLES PROGRAM. Any default shall have occurred and be continuing under any Receivable Program Document and as a result of such default, the Receivables Program or any successor program may be terminated or be suspended prior to the Final Maturity Date.

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            (f) BANKRUPTCY, ETC. (i) Any Loan Party or any of its Subsidiaries
shall commence a voluntary case concerning itself under the Bankruptcy Code; or
(ii) an involuntary case is commenced against any Loan Party or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any of its Subsidiaries or any Loan Party or any of its Subsidiaries commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or any of its Subsidiaries or there is commenced against any Loan Party or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or (vi) any Loan Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (vii) any Loan Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or (viii) any Loan Party or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) any Loan Party or any of its Subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party or any of its Subsidiaries shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party or any of its Subsidiaries for the purpose of effecting any of the foregoing.

            (g) ERISA. (i) Any Termination Event shall occur, or (ii) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or (iii) any Loan Party or any member of its ERISA Controlled Group shall fail to pay when due any amount which it shall have become liable to pay to the PBGC, any Plan or a trust established under Title IV of ERISA, or (iv) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that, for financial reasons, an ERISA Plan must be terminated or a trustee must be appointed to administer any ERISA Plan, or (v) any Loan Party or a member of its ERISA Controlled Group is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to any Plan which could subject any Loan Party or any member of its ERISA Controlled Group to any tax, penalty or other liability, which in any such case described in clauses (i) through (vi) above could reasonably be expected to result in a Material Adverse Effect.

            (h) SECURITY DOCUMENTS. Any of the Security Documents (i) shall for any reason cease to be in full force and effect or the Borrower or any other Loan Party which is a party to any of the Security Documents or any other Loan Document shall so assert, or (ii) shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby including, without limitation, a perfected first priority security interest in, and Lien on, all of the Collateral in accordance with the terms thereof.

            (i) PARENT GUARANTY AND SUBSIDIARY GUARANTY. The Parent Guaranty, the Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm all or any portion of such Guarantor's obligations hereunder or under such Parent Guaranty or Subsidiary Guaranty.

            (j) CHANGE OF CONTROL. A Change of Control shall have occurred.

            (k) JUDGMENTS. One or more judgments or decrees in an aggregate amount of $2,000,000 or more shall be entered by a court or courts of competent jurisdiction against the Parent and/or its Subsidiaries (other than any judgment as to which, and only to the extent, a reputable insurance company

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has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days or (ii) enforcement proceed ings shall be commenced by any creditor on any such judgments or decrees.

            (l) ENVIRONMENTAL MATTERS. (i) Any Environmental Claim shall have been asserted against the Parent or any of its Subsidiaries or any Environmental Affiliate thereof which, if determined adversely, could be reasonably expected to have a Material Adverse Effect, or (ii) the Parent or any of its Subsidiaries or Environmental Affiliates shall have failed to obtain any Environmental Approval necessary for the management, use, control, ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition could be reasonably expected to have a Material Adverse Effect.

            SECTION 7.2 RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default described in Section 7.1(f) with respect to any Loan Party, the Commitments and the Swingline Loan Commitment shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loans and Swingline Loans and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and each Borrowing Subsidiary, and the obligation of each Bank and the Swingline Bank to make any Loan or Swingline Loan hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Required Banks, by written notice to Borrower, (i) declare that the Commitments and the Swingline Loan Commitment are terminated, whereupon the Commitments and the Swingline Loan Commitment and the obligation of each Bank and the Swingline Bank to make any Loan or Swingline Loan hereunder shall immediately terminate, and (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and Swingline Loans and any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by Borrower and each Borrowing Subsidiary.

            Upon an Event of Default, each of the Parent and its Subsidiaries shall permit any designated representative or representatives of the Administrative Agent, including, but not limited to, environmental consultants or other professionals, upon reasonable notice to Borrower or its Subsidiaries, to enter any property owned or operated by the Borrower or its Subsidiaries for the purpose of conducting an environmental investigation of said property. Said investigations may include, but not be limited to, testing the integrity of underground storage tanks; taking soil and groundwater borings and samples; testing for the presence of radon; and collecting samples to test for the presence of asbestos. Borrower shall reimburse Administrative Agent for all reasonable costs and expenses incurred in connection with any investigation conducted hereunder.

SECTION 8.  THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT.

            SECTION 8.1 APPOINTMENT. Each Bank and the Swingline Bank hereby irrevocably, subject to Section 8.9 hereof, designates and appoints Credit Suisse First Boston as the Administrative Agent and Credit Suisse First Boston as Collateral Agent (the Administrative Agent and the Collateral Agent for the purposes of this Section are collectively referred to as the "Agent") of such Bank and Swingline Bank under this Agreement and each other Loan Document, and each such Bank and the Swingline Bank irrevocably authorizes Credit Suisse First Boston as the Agent for such Bank and Swingline Bank, to take such action on

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its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank and the Swingline Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 8 are solely for the benefit of the Agent, the Banks and the Swingline Bank and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Banks and the Swingline Bank and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and permitted assigns.

            SECTION 8.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 8.3 EXCULPATORY PROVISIONS. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 8.2 under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or
(ii) responsible in any manner to any of the Banks or the Swingline Bank for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank or the Swingline Bank to ascer tain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Banks and the Swingline Bank, on the other.

            SECTION 8.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limita tion, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Transfer Supplement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks and the Swingline Bank against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and the Swingline Bank and all future holders of the Notes.

            SECTION 8.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Bank or the Swingline Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and

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stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Banks and the Swingline Bank. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Banks and the Swingline Bank.

            SECTION 8.6 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank and the Swingline Bank expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Bank and the Swingline Bank represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank and the Swingline Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Banks and the Swingline Bank by the Agent, the Agent shall not have any duty or responsibility to provide any Bank or the Swingline Bank with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            SECTION 8.7 INDEMNIFICATION. The Banks and the Swingline Bank agree to indemnify the Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatso ever (including, without limitation, the fees and disbursements of counsel for the Agent or such Person in connection with any investigative, or judicial proceeding commenced or threatened, whether or not the Agent or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the Transactions or the execution, delivery or performance of any Loan Document or any other Transaction Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction). In the event the Agent shall recover any amounts paid by any Bank pursuant to this Section 8.7, it shall reimburse such payments to each Bank on a Pro Rata basis.

            SECTION 8.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder or under any other Loan Document. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

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            SECTION 8.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days' written notice to the Borrower, the Banks and the Swingline Bank. If the Agent shall resign as Agent under this Agreement, then the Required Banks during such 30-day period shall appoint from among the Banks a successor agent which shall be reasonably acceptable to the Borrower. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives written notice of its resignation, then the retiring Agent may, on behalf of the Banks and the Swingline Bank, appoint a successor Agent, which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank which shall be reasonably acceptable to the Borrower. Any such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 8 and Section 9.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


SECTION 9.  MISCELLANEOUS.

            SECTION 9.1 PAYMENT OF EXPENSES, INDEMNITY, ETC. The Parent, the Borrower and each Borrowing Subsidiary shall:

            (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Collateral Agent in connection with the negotiation, preparation, execution or delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees); and the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Administrative Agent and any other attorneys retained by the Administrative Agent);

            (b) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and Collateral Agent in connection with any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and Collateral Agent);

            (c) pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Swingline Bank and each Bank in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for each of the Administrative Agent, the Collateral Agent, the Swingline Bank and each of the Banks);

            (d) pay, and hold the Administrative Agent, the Collateral Agent, each of the Banks and the Swingline Bank harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Administrative Agent, the Collateral Agent, each Bank and the Swingline Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank or the Swingline Bank) to pay such taxes; and

            (e) indemnify the Administrative Agent, the Collateral Agent, each Bank and the Swingline Bank, its officers, directors, employees, representatives, affiliates and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses,

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obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document or any other Transaction Document, (ii) any violation by any Loan Party or its Environmental Affiliate of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties or any of their Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in Section
4.19, (v) the grant to the Administrative Agent, the Collateral Agent, the Banks or the Swingline Bank of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and
(vi) the exercise by the Administrative Agent, the Collateral Agent, the Banks or the Swingline Bank of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). The Borrower's and each Borrowing Subsidiary's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

            SECTION 9.2 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank and the Swingline Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Bank or Swingline Bank (including, without limitation, by branches and agencies of such Bank or Swingline Bank wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Bank or Swingline Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 9.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Bank or Swingline Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            SECTION 9.3 NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered by hand, or five days after being sent by certified or registered United States mail, postage prepaid, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

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            SECTION 9.4 SUCCESSORS AND ASSIGNS; PARTICIPATION; ASSIGNMENTS.

            (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parent, the Borrower, each Borrowing Subsidiary, the Banks, the Swingline Bank, the Administrative Agent, the Collateral Agent, all future holders of the Notes and their respective successors and assigns, except that neither the Parent, the Borrower nor any Borrowing Subsidiary may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank and the Swingline Bank. No Bank or Swingline Bank may participate, assign or sell any of its Credit Exposure (as defined in clause
(b) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Bank or Swingline Bank or as provided in this Section 9.4.

            (b) PARTICIPATION. Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank, any Letter of Credit issued by such Bank, any participation in any Letter of Credit issued by an L/C Bank and or any other interest of such Bank hereunder (in respect of any such Bank, its "Credit Exposure"). Notwithstanding any such sale by a Bank of participating interests to a Participant, such Bank's rights and obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The Borrower and each Borrowing Subsidiary agree that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed, to the fullest extent permitted by law, to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Banks as provided in Section 9.7. The Borrower and each Borrowing Subsidiary also agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19 and 9.1, PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Bank would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Bank to such Participant had no such transfer occurred. Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except where the result of any of the foregoing would be to extend the final maturity of any Obligation or any regularly scheduled installment thereof or reduce the rate or extend the time of payment of interest or fees thereon or reduce the principal amount thereof or release all or substantially all of the Collateral (except as expressly provided in the Loan Documents).

            (c) ASSIGNMENTS TO PURCHASING BANKS. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Bank or any affiliate thereof or, with the prior written consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, to any other Person ("Purchasing Banks") all or any part of its Credit Exposure pursuant to a supplement to this Agreement, substantially in the form of Exhibit N hereto (a "Transfer Supplement"), executed by such Purchasing Bank, such transferor Bank and the Administrative Agent; PROVIDED that (x) the minimum amount of the Credit Exposure of any Bank so assigned shall not be less than $5,000,000 (or if the assignor shall assign its entire Credit Exposure, any lesser amount) and (y) such assignment must be on a pro rata basis as between the Expansion Loan Commitment and Revolving Loan Commitment of such Transferor Bank and; PROVIDED FURTHER that the prior written consent of the L/C Banks, which shall not be unreasonably withheld, shall be required for assignments to any Purchasing Bank unless such Purchasing Bank's long term indebtedness is rated at or higher than

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BBB+ by Standard & Poor's or Baa1 by Moody's or if such rating is unavailable, such Purchasing Bank's long term certificate of deposit rating is at or higher than BBB+ by Standard & Poor's or Baa1 by Moody's. No L/C Bank shall at any time assign or transfer to any Purchasing Bank its rights and obligations as L/C Bank without (i) the prior written consent of the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld, and (ii) providing to the Administrative Agent such documents and instruments executed by such L/C Bank or assignee or transferee as the Administrative Agent may reasonably request for purposes of effecting such assignment or transfer and the admission of such assignee or transferee as L/C Bank. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Administrative Agent and (iii) payment by such Purchasing Bank to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Purchasing Bank and payment to the Administrative Agent by such Purchasing or Transferor Bank a non-refundable processing fee of $3,500, such transferor Bank shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Banks or the Administrative Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a Bank and the resulting adjustment of the Commit ments, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of such transferor Bank. If the transferor Bank shall then be in possession of a Note and if requested by the Purchasing Bank, promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto, the transferor Bank, the Administrative Agent and the Borrower shall, at the expense of the Purchasing Bank, make appropriate arrangements so that a replacement Note is issued to such transferor Bank and a new Note is issued to such Purchasing Bank, in each case in principal amounts reflecting such transfer.

            (d) DISCLOSURE OF INFORMATION. The Borrower and each Borrowing Subsidiary authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower and each Borrowing Subsidiary prior to entering into this Agreement.

            (e) FEDERAL RESERVE BANKS. Notwithstanding the limitations set forth in paragraph (c) above, any Bank may at any time assign all or any portion of its rights under this Agreement or any Note for purposes of assignment to a Federal Reserve Bank without the prior written consent of the Borrower or the Administrative Agent, PROVIDED that no such assignment shall release a Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

            SECTION 9.5 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, any other Loan Document to which the Parent, the Borrower or any Borrowing Subsidiary is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Banks, the Parent, the Borrower and the Borrowing Subsidiaries may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which the Parent, the Borrower or any Borrowing Subsidiary is a party, PROVIDED, that no such amendment, supplement, modification or waiver shall (a) extend the Final Maturity Date or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to the Banks or the Swingline Bank hereunder, or release all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or change the amount of any Commitment of any Bank or Swingline Loan Commitment of the Swingline Bank, or amend, modify or waive any provision of this Section 9.5 or the definition of Required Banks, or consent to or permit the assignment or transfer by the Borrower or any Borrowing Subsidiary of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Banks and the Swingline Bank

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effected thereby, (b) amend, modify or waive any provision of Section 8 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Administrative Agent, without the written consent of the then Administrative Agent, (c) amend, modify or waive any provision of Sections
2.22 through and including 2.29 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of an L/C Bank, without the written consent of such L/C Bank, (d) release the Parent from any of its obligations under Section 10 or (e) amend, modify or waive any provision of
Section 2.2(d), (e), (f) or (g) or any other provision of any Loan Document if the effect thereof is to affect the rights and duties of the Swingline Bank, without the written consent of the Swingline Bank. Any such amendment, supplement, modification or waiver shall apply to each of the Banks and the Swingline Bank equally and shall be binding upon the Parent, the Borrower, each Borrowing Subsidiary, the Banks, the Administrative Agent, the Swingline Bank and all future holders of the Notes. In the case of any waiver, the Parent, the Borrower, each Borrowing Subsidiary, the Banks, the Swingline Bank and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

            SECTION 9.6 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Bank, the Swingline Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Administrative Agent, the Collateral Agent, any Bank, the Swingline Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent, the Collateral Agent, any Bank, the Swingline Bank or the holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Banks, the Swingline Bank, the Collateral Agent or the holder of any Note to any other or further action in any circumstances without notice or demand.

            SECTION 9.7 SHARING OF PAYMENTS. Each of the Banks agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any Obligations, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in such Obligations owing to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            SECTION 9.8 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of

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the State of New York or of the United States of America for the Southern
District of New York, and, by execution and delivery of this Agreement, the Borrower and each Borrowing Subsidiary hereby accept for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower and each Borrowing Subsidiary irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, the Borrower at its address set forth opposite its signature below. The Borrower and each Borrowing Subsidiary hereby irrevocably waive any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent, any Bank, the Swingline Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Borrowing Subsidiary in any other jurisdiction.

            SECTION 9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            SECTION 9.10 EFFECTIVENESS. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Administrative Agent which delivery, in the case of the Banks and the Swingline Bank, may be given to the Administrative Agent by telecopy (with the originals delivered promptly to the Administrative Agent via overnight courier service).

            SECTION 9.11 HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            SECTION 9.12 MARSHALLING; RECAPTURE. Neither the Administrative Agent, the Collateral Agent nor any Bank shall be under any obligation to marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Bank as of the date such initial payment, reduction or satisfaction occurred.

            SECTION 9.13 SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 9.14 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 2.16, 2.17, 2.18, 2.19, 2.27, 2.29, 8.7 and 9.1
and the limitation of liability set forth in Section 9.16 shall survive the execution and delivery of this Agreement and the Notes, the issuance of and reimbursement for any Letter of Credit and the making and repayment of the Loans hereunder.

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            SECTION 9.15 DOMICILE OF LOANS. Each Bank and the Swingline Bank may
transfer and carry its Loans or Letters of Credit at, to or for the account of any branch office, subsidiary or affiliate of such Bank or Swingline Bank.

            SECTION 9.16 LIMITATION OF LIABILITY. No claim may be made by any Loan Party or any other Person against the Administrative Agent, the Collateral Agent, any Bank, the L/C Banks, the Swingline Bank or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            SECTION 9.17 CALCULATIONS; COMPUTATIONS. The financial statements to be furnished to the Administrative Agent, the Banks and the Swingline Bank pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 4.5, and, except as otherwise specifically provided herein, all computations of Excess Cash Flow, Borrower's Share of Excess Cash Flow and Retained Equity Proceeds and computations determining compliance with Section 6 hereof shall utilize GAAP. All computations of interest (other than interest calculated by reference to the Base Rate during such periods that the Base Rate is determined by reference to the Prime Rate), Commitment Fees and other Fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Fee or other Fees are payable. All computations of interest calculated by reference to the Base Rate during such periods that the Base Rate is determined by reference to the Prime Rate shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            SECTION 9.18 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARENT, THE BORROWER, EACH BORROWING SUBSIDIARY, THE ADMINISTRATIVE AGENT, THE CO-AGENTS, THE COLLATERAL AGENT, THE BANKS, THE L/C BANKS AND THE SWINGLINE BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

            SECTION 9.19 NATURE OF BORROWERS' OBLIGATIONS. (a) The obligations of the Borrower and the Borrowing Subsidiaries hereunder and under the other Loan Documents are joint and several.

            (b) The Borrower and each Borrowing Subsidiary agree that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Creditor with respect thereto. The liability of the Borrower and each Borrowing Subsidiary shall be joint, several, absolute and unconditional, in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any change in the time, place or manner of payment of, or in any other term of, all or any of the Obligations, any waiver, indulgence, renewal, extension, amendment or modification of, or addition, consent or supplement to, or deletion from, or any other action or inac tion under, or in respect of the Credit Agreement, any Note, any other Loan Document or any documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (ii) any lack of

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validity or enforceability of the Credit Agreement, any Note, any other Loan
Document or any other documents, instruments or agreements referred to therein or any assignment or transfer of any thereof; (iii) any furnishing of any addi tional security to the Secured Creditors or their assignees or any acceptance thereof or any release of any security by the Secured Creditors, or their assignees; (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement, or any term thereof; (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Borrower or any Borrowing Subsidiary shall have notice or knowledge of any of the foregoing and each of the Borrower or any Borrowing Subsidiary waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding; (vi) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of, or consent to, departure from any guaranty or security, for all or any of the Obligations; (vii) any direction as to application of payment by the Borrower, any Borrowing Subsidiary or by any other party; (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any Borrowing Subsidiary; or (ix) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Borrowing Subsidiary. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Secured Creditor upon the insolvency, bankruptcy or reorganization of the Borrower, any Borrowing Subsidiary or any Guarantor or otherwise, all as though such payment had not been made.

            (c) The Borrower and each Borrowing Subsidiary hereby irrevocably agrees to subordinate any Subrogation Rights (as defined below) to the rights of any Secured Creditor to recover from the Borrower and any Borrowing Subsidiary all Obligations. "Subrogation Rights" shall mean any and all rights of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Secured Creditors or any collateral which the Administrative Agent, any other Secured Creditor or the Collateral Agent now has or hereafter acquires in connection with the payment, performance or enforcement of the Borrower's or such Borrowing Subsidiary's obligations under this Agreement or any Loan Document, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. To effectuate such subordination, the Borrower and each Borrowing Subsidiary hereby agree that they shall not be entitled to any payment by the Borrower or any Borrowing Subsidiary, as the case may be, in respect of any Subrogation Right until all of the Obligations have been indefeasibly paid in full. If any amount shall be paid to the Borrower or any Borrowing Subsidiary in violation of the preceding sentence and the Obligations shall not have been paid in full or any commitment of any Secured Creditor under the Credit Agreement shall not have been irrevocably terminated, such amount shall be deemed to have been paid to the Borrower or such Borrowing Subsidiary for the benefit of, and held in trust for, the Administrative Agent for the benefit of the Secured Creditors, and shall forthwith be paid to the Administrative Agent to be credited and applied to the Obligations, whether matured or unmatured. Each of the Borrower and each Borrowing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the subordination set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 10. PARENT GUARANTY.

            SECTION 10.1 THE PARENT GUARANTY. In order to induce the Administrative Agent and the Banks to enter into this Agreement and to extend credit hereunder, and in recognition of the direct benefits to be received by the Parent from the proceeds of the Loans and the issuance of the Letters of Credit, the Parent hereby agrees with the Guaranteed Creditors as follows: the Parent hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower or any Borrowing Subsidiary to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of the Borrower or any Borrowing Subsidiary to the Guaranteed Creditors becomes due and payable hereunder, the Parent irrevocably and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower or any Borrowing Subsidiary), then and in such event the Parent agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Parent, notwithstanding any revocation of this Parent Guaranty, and the Parent shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            SECTION 10.2 BANKRUPTCY. Additionally, the Parent unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower or any Borrowing Subsidiary upon the occurrence of any of the events specified in Section 7.1(f), and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

            SECTION 10.3 NATURE OF LIABILITY. The liability of the Parent hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by the Parent, any other guarantor or by any other party, and the liability of the Parent hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or any Borrowing Subsidiary or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or any Borrowing Subsidiary, or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower or any Borrowing Subsidiary pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Parent waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            SECTION 10.4 INDEPENDENT OBLIGATION. The obligations of the Parent hereunder are independent of the obligations of any other guarantor, any other party, the Borrower or any Borrowing Subsidiary, and a separate action or actions may be brought and prosecuted against the Parent whether or not action is brought against any other guarantor, any other party, the Borrower or any Borrowing Subsidiary and whether or not any other guarantor, any other party, the Borrower or any Borrowing Subsidiary be joined in any such action or actions. The Parent waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower or any Borrowing Subsidiary shall operate to toll the statute of limitations as to the Parent. This Parent Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

            SECTION 10.5 AUTHORIZATION. The Parent authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Parent Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrower, any other Loan Party or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, the Borrower, any Borrowing Subsidiary or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower or any Borrowing Subsidiary to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower or any Borrowing Subsidiary to the Guaranteed Creditors regardless of what liability or liabilities of the Parent, the Borrower or any Borrowing Subsidiary remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Parent from its liabilities under this Parent Guaranty.

            SECTION 10.6 RELIANCE. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of the Borrower or any Borrowing Subsidiary or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            SECTION 10.7 SUBORDINATION. Any of the indebtedness of the Borrower or any Borrowing Subsidiary now or hereafter owing to the Parent, is hereby subordinated to the Guaranteed Obligations of the Borrower and each Borrowing Subsidiary owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower or any Borrowing

Subsidiary to the Parent shall be collected, enforced and received by the Parent for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower and each Borrowing Subsidiary to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Parent under the other provisions of this Parent Guaranty. Prior to the transfer by the Parent of any note or negotiable instrument evidencing any of the indebtedness of the Borrower or any Borrowing Subsidiary to the Parent, the Parent shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Parent hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Parent Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            SECTION 10.8 WAIVER. (a) The Parent waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against the Borrower, any Borrowing Subsidiary, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any Borrowing Subsidiary, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Parent waives any defense based on or arising out of any defense of the Borrower, any Borrowing Subsidiary, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any Borrowing Subsidiary, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any Borrowing Subsidiary other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Collateral Agent, or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower, any Borrowing Subsidiary, any other party or any security, without affecting or impairing in any way the liability of the Parent hereunder except to the extent the Guaranteed Obligations have been paid. The Parent waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Parent against the Borrower, any Borrowing Subsidiary, any other party or any security.

            (b) The Parent waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Parent Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Parent assumes all responsibility for being and keeping itself informed of the Borrower's and each Borrowing Subsidiary's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Parent assumes and incurs hereunder, and agrees that neither the Agents nor any Bank shall have any duty to advise the Parent of information known to them regarding such circumstances or risks.

            SECTION 10.9 MAXIMUM LIABILITY. It is the desire and intent of the Parent and the Guaranteed Creditors that this Parent Guaranty shall be enforced against the Parent to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Parent under this Parent Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of the Parent shall be deemed to be reduced and the Parent shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first written above.

                              SPECIALTY RETAILERS, INC.

                              By:  /s/ Mark A. Hess
                                   Name:  Mark A. Hess
                                   Title: Vice President, Financial Planning

                                   Notice Address: 10201 Main Street
                                                   Houston, Texas 77025

                              STAGE STORES, INC.

                              By:  /s/ James Marcum
                                   Name:  James A. Marcum
                                   Title: Executive Vice President &
                                          Chief Financial Officer

                                   Notice Address: 10201 Main Street
                                                   Houston, Texas 77025

                              CREDIT SUISSE FIRST BOSTON, as Administrative Agent and Collateral Agent, as a Bank and L/C Bank and as a Swingline Bank

                              By:  /s/ Chris Horgan
                                   Title: Vice President


                              By:  /s/ Ira Lubinsky
                                   Title: Vice President

                                   Notice Address: Eleven Madison Avenue
                                                   New York, New York 10010
                                                   Attn:  Chris Horgan
                                                   Telephone:   (212) 325-9157
                                                   Facsimile:    (212) 325-8309

                                 UNION BANK OF CALIFORNIA, N.A.

                                 By:  /s/ Richard P. Degrey
                                      Name:  Richard P. Degrey
                                      Title: Vice President

                                 Notice Address: Commercial Finance Division
                                                 70 South Lake Avenue, Suite 900
                                                 Pasadena, CA 91101
                                                 Attn:  Martin Valencia
                                                 Telephone:       (818) 304-1862
                                                 Facsimile:       (818) 304-1845

                              BANK UNITED

                              By:  /s/ Mario Chiodetti
                                   Name:  Mario Chiodetti
                                   Title: Director

                              Notice Address: 3200 Southwest Freeway, 19th Floor
                                              Houston, TX 77027
                                              Attn:  Mario Chiodetti
                                              Telephone:       (713) 543-6954
                                              Facsimile:       (713) 543-7927

                              CREDITANSTALT BANKVEREIN

                              By:  /s/ Carl G. Drake
                                   Name:  Carl G. Drake
                                   Title: Senior Associate

                              By:  /s/ Robert M. Biringer
                                   Name:  Robert M. Biringer
                                   Title: Executive Vice President

                              Notice Address: Two Ravinia Drive, Suite 1680
                                              Atlanta, GA 30346
                                              Attn:  Carl Drake
                                              Telephone:       (770) 390-1850
                                              Facsimile:       (770) 390-1851

                              DEUTSCHE BANK AG, NEW YORK BRANCH
                                AND/OR CAYMAN ISLANDS BRANCH

                              By:  /s/ Susan M. O'Connor
                                   Name:  Susan M. O'Connor
                                   Title: Director

                              By:  /s/ Joel D. Makowsky
                                   Name:  Joel D. Makowsky
                                   Title: Assistant Vice President

                              Notice Address:  31 West 52nd Street, 24th Floor
                                               New York, NY 10019
                                               Attn:  Susan O'Connor
                                               Telephone:       (212) 469-8208
                                               Facsimile:       (212) 469-7936

                              HIBERNIA NATIONAL BANK

                              By:  /s/ Troy J. Villafarra
                                   Name:  Troy J. Villafarra
                                   Title: Vice President

                              Notice Address:    313 Carondelet Street
                                                 New Orleans, LA 70130
                                                 Attn:  Troy Villafarra
                                                 Telephone:       (504) 533-2738
                                                 Facsimile:       (504) 533-5344

                              ROYAL BANK OF SCOTLAND

                              By:  /s/ Derek Bonnar
                                   Name:  Derek Bonnar
                                   Title: Vice President

                              Notice Address:    88 Pine Street, 26th Floor
                                                 New York, NY 10005
                                                 Attn:  Derek Bonnar
                                                 Telephone:  (212) 269-1718
                                                 Facsimile:  (212) 480-0791

                              THE FUJI BANK, LIMITED

                              By:  /s/ Philip C. Lauinger III
                                   Name:  Philip C. Lauinger III
                                   Title: Vice President & Manager

                              Notice Address:   1221 McKinney Street, Suite 4100
                                                Houston, TX 77010
                                                Attn:  Jay Fort
                                                Telephone:       (713) 650-7855
                                                Facsimile:       (713) 759-0048

                              BANQUE PARIBAS


                              By:  /s/ Scott Clingan
                                   Name:  Scott Clingan
                                   Title: Vice President

                              By:  /s/ Larry Robinson
                                   Name:  Larry Robinson
                                   Title: Vice President

                              Notice Address:   1200 Smith Street, Suite 3100
                                                Houston, Texas 77002
                                                Attn:  Scott Clingan
                                                Telephone:       (713) 659-4811
                                                Facsimile:       (713) 659-5234

                              IMPERIAL BANK, A CALIFORNIA BANKING CORPORATION

                              By:  /s/
                                   Name:
                                   Title:

                              Notice Address:    9920 South La Cienega Boulevard
                                                 14th Floor
                                                 Inglewood, CA 90301
                                                 Attn: Jamie Harney
                                                       (Notification Methods)
                                                 Telephone:       (310) 417-5656
                                                 Facsimile:       (310) 417-5997

                                                 Attn: Judy Varner (Borrowings,
                                                            Paydowns, Interest,
                                                            Fees)
                                                 Telephone:       (310) 417-5721
                                                 Facsimile:       (310) 417-5997

                                                                  ANNEX 1 TO
                                                               CREDIT AGREEMENT

                             BANKS AND COMMITMENTS


NAME OF BANK             REVOLVING COMMITMENT          EXPANSION LOAN COMMITMENT
------------             --------------------          -------------------------
Credit Suisse First Boston   $22,500,000                      $22,500,000
Union Bank of California      17,500,000                       17,500,000
Bank United                   12,500,000                       12,500,000
Creditanstalt                  7,500,000                        7,500,000
Deutsche Bank AG               7,500,000                        7,500,000
Hibernia Bank                  7,500,000                        7,500,000
Royal Bank of Scotland         7,500,000                        7,500,000
The Fuji Bank, Ltd             7,500,000                        7,500,000
Banque Paribas                 5,000,000                        5,000,000
Imperial Bank                  5,000,000                        5,000,000
-------------               ------------                     ------------
Total                       $100,000,000                     $100,000,000